                                                                   Exhibit 4.3

                           SAVINGS AND THRIFT PLAN
                           -----------------------
                            FOR THE EMPLOYEES OF
                            --------------------
                       BRANCH BANKING & TRUST COMPANY
                       ------------------------------
                       (Amended and Restated Effective
                              January 1, 1994)

                           SAVINGS AND THRIFT PLAN
                           -----------------------
                            FOR THE EMPLOYEES OF
                            --------------------
                       BRANCH BANKING & TRUST COMPANY
                       ------------------------------
                       (Amended and Restated Effective
                              January 1, 1994)

                              TABLE OF CONTENTS
                              -----------------

Article I.  The Plan................................................... 1

     1.1  Establishment of the Plan.................................... 1
     1.2  Applicability of the Plan.................................... 1
     1.3  Purpose of the Plan.......................................... 1

Article II.  Definitions............................................... 3

     2.1  Definitions.................................................. 3
     2.2  Gender and Number............................................ 16

Article III.  Eligibility and Participation............................ 17

     3.1  Eligibility for Participation................................ 17
     3.2  Participation................................................ 17
     3.3  Eligible Employees........................................... 18
     3.4  Rehired Employees............................................ 18
     3.5  Loss of Status as an Eligible Employee....................... 18
     3.6  Leased Employees............................................. 19
     3.7  Participation of Merged or Acquired Employees................ 19

Article IV.  Contributions and Allocations............................. 20

     4.1  Tax-Deferred Contributions................................... 20
     4.2  Matching Contributions and Dividend Replacement
          Allocations.................................................. 20
     4.3  Pay Reduction Agreements..................................... 22
     4.4  Application of Forfeitures................................... 23
     4.5  Limitations on Contributions................................. 23
     4.6  Limitations on Annual Additions.............................. 27

     4.7  Rollover Contributions....................................... 30

Article V.  Employee Stock Ownership Plans............................. 31

     5.1  Definitions.................................................. 31
     5.2  Establishment of ESOP........................................ 32
     5.3  Employer Contributions....................................... 32
     5.4  Participant Contributions.................................... 34
     5.5  Investment of ESOP Assets.................................... 34
     5.6  Purchases of Stock........................................... 34
     5.7  Sales of Stock............................................... 34
     5.8  Exempt Loan.................................................. 35
     5.9  Allocations to Members' Accounts............................. 39
     5.10 Participation in the ESOP; Allocable Shares.................. 40
     5.11 Accounting for Allocations................................... 41
     5.12 Distributions and Withdrawals................................ 42
     5.13 Transfers from ESOP Account.................................. 42
     5.14 Voting Stock................................................. 43
     5.15 Vesting...................................................... 43
     5.16 Loans........................................................ 43
     5.17 Limitation on Annual Additions............................... 44

Article VI.  Investment Elections...................................... 45

     6.1  Investment of Contributions and Transferred Assets........... 45
     6.2  Investment Transfers......................................... 45
     6.3  Investment Elections......................................... 45
     6.4  Transfer of Assets........................................... 45

Article VII.  Accounts and Records of the Plan......................... 47

     7.1  Accounts and Records......................................... 47
     7.2  Trust Fund................................................... 47

     7.3  Valuation and Allocation of Expenses......................... 47
     7.4  Allocation of Earnings and Losses............................ 47
     7.5  Voting of Stock.............................................. 48

Article VIII.  Vesting................................................. 49

     8.1  Vesting...................................................... 49
     8.2  Misconduct Clause............................................ 49
     8.3  Forfeitures.................................................. 49
     8.4  Treatment of Forfeitable Amounts............................. 49

Article IX.  Distributions............................................. 51

     9.1  Entitlement to Distribution Upon Death of Member............. 51
     9.2  Distribution Upon Termination of Service for
          Reasons Other Than Death..................................... 53
     9.3  Form of Benefit Payments..................................... 53
     9.4  Time of Benefit Payments..................................... 54
     9.5  Voluntary Withdrawals........................................ 55
     9.6  Hardship Withdrawals......................................... 56
     9.7  Eligible Rollover Distributions.............................. 58
     9.8  Limitations on Distributions................................. 59

Article X.  Loans to Members........................................... 61

     10.1 Administrator Authorized to Make Loans....................... 61
     10.2 Amount of Loans.............................................. 61
     10.3 Interest..................................................... 62
     10.4 Term......................................................... 62
     10.5 Repayment.................................................... 62
     10.6 Loans Treated as Plan Investments............................ 63
     10.7 Documents.................................................... 64

Article XI.  Amendment and Termination................................. 66

     11.1 Amendment and Termination.................................... 66

     11.2  Vesting on Termination or Partial Termination............... 66
     11.3  Merger, Consolidation, or Transfer.......................... 67

Article XII.  Administration of the Plan............................... 68

     12.1  Plan Administrator.......................................... 68
     12.2  Appointment to and Resignation from the Committee........... 68
     12.3  Powers and Duties of the Committee.......................... 68
     12.4  Action by Majority of the Committee......................... 69
     12.5  Rules and Regulations of the Committee...................... 69
     12.6  Conclusiveness of Reports, Etc.............................. 69
     12.7  Claims Procedure............................................ 70
     12.8  Employment of Agents........................................ 71
     12.9  Compensation and Expenses of Committee...................... 71
     12.10 Indemnity for Liability..................................... 71

Article XIII.  Trust Arrangements...................................... 73

     13.1  Appointment of Trustee...................................... 73
     13.2  Removal of Trustee; Appointment of Other Trustee............ 73
     13.3  Change in Trust Agreements.................................. 73
     13.4  Trust Fund.................................................. 73
     13.5  Reversion of Employer Contributions......................... 74

Article XIV.  Top-Heavy Plan Provisions................................ 75

     14.1  Application of Top-Heavy Provisions......................... 75
     14.2  Definitions................................................. 76
     14.3  Minimum Contribution........................................ 77
     14.4  Limit on Annual Additions; Combined Plan Limit.............. 78

Article XV.  Miscellaneous............................................. 80

     15.1  No Employment Rights Created................................ 80
     15.2  Rights to Trust Assets...................................... 80
     15.3  Nonalienation of Benefits................................... 80

     15.4  Expenses.................................................... 81
     15.5  Severability................................................ 81
     15.6  Governing State............................................. 81
     15.7  Facility of Payment......................................... 82
     15.8  Missing Persons............................................. 82
     15.9  Titles...................................................... 82

            APPENDIX A                                                   A.1
            APPENDIX B                                                   B.1
            APPENDIX C                                                   C.1
            APPENDIX D                                                   D.1
            APPENDIX E                                                   E.1
            APPENDIX F                                                   F.1
            APPENDIX G                                                   G.1
            APPENDIX H                                                   H.1
            APPENDIX I                                                   I.1
            APPENDIX J                                                   J.1

                            SAVINGS AND THRIFT PLAN
                            -----------------------
                              FOR THE EMPLOYEES OF
                              --------------------
                         BRANCH BANKING & TRUST COMPANY
                         ------------------------------
                                 (Amended and Restated Effective January 1,
1994)

                              Article I.  The Plan
                              --------------------

   1.1    Establishment of the Plan.  Branch Banking & Trust Company (the
          -------------------------
"Company") established, effective July 1, 1982, a savings and thrift plan for its Employees and the Employees of adopting Affiliates. The Plan was subsequently amended and restated several times. The Plan is hereby further amended and restated, effective January 1, 1994.

The Plan shall continue to be known as the Savings and Thrift Plan for the Employees of Branch Banking & Trust Company.

   1.2    Applicability of the Plan.  Except as otherwise provided in this
          -------------------------
document and its Appendix A, the provisions of this Plan are applicable only to Employees in the employ of an Employer or an Affiliate on or after January 1, 1994. The benefits with respect to Employees who have terminated, retired, or died before this date shall be determined under prior plan documents, except as provided elsewhere in this document and its Appendices or as required by statute or regulation.

   1.3    Purpose of the Plan.  The purpose of the Plan is to allow eligible
          -------------------
Employees to set aside a portion of their wages and salaries on a pretax basis to accumulate capital for their retirement. The Company and participating Affiliates wish to encourage Employee savings by matching a portion of these wage and salary deferrals with Employer contributions. The Company and participating Affiliates also wish to supplement the retirement income of eligible Employees, and to allow eligible

Employees to share in the success of the Company and the Affiliates, through the employee stock ownership plan portions of the Plan.

The portions of the Plan which are described in Article V, Appendix B, and the subsequent Appendices are intended to be a stock bonus plan and an employee stock ownership plan within the meaning of Code section 4975(e)(7). The remainder of the Plan is intended to constitute a profit sharing plan. The Plan and any related trusts are intended to meet the requirements of Code sections 401(a), 401(k), 401(m), 501(a), and 4975(e)(7), as applicable.

                            Article II.  Definitions
                            ------------------------

   2.1    Definitions.  The following words and phrases, when used herein, shall
          -----------
have the meanings set forth below unless otherwise clearly required by the context. Additional definitions pertaining to the employee stock ownership portions of this Plan are found in Article V, Appendix B, and the subsequent Appendices.
     (a)  "Account" means the separate account maintained under the Plan for
           -------
          each Member. A Member's Account represents the Member's total proportionate interest in the Trust Fund as of any Adjustment Date and consists of the sum of the following subaccounts.
          (1)  "ESOP Account" means the ESOP Accounts established for the Member
                ------------
               under Article V. If a Member is, or has been, a Participant in more than one ESOP under Article V and the Appendices, a separate subaccount shall be established for the Member under each such ESOP.
          (2)  "Matching Contributions Account" means the portion of a Member's
                ------------------------------
               Account which evidences the value of the Matching Contributions made on the Member's behalf by an Employer under section 4.2, including any gains and losses of the Trust Fund attributable thereto.
          (3)  "Prior Plans Account" means the portion of a Member's Account
                -------------------
               which evidences the total value of the Member's accounts in the Thrift Plan for the Employees of Branch Banking & Trust Company and the Profit Sharing Plan for the Employees of Branch Banking & Trust Company. These accounts were merged into this Plan as of January 1, 1986. This subaccount includes any gains and losses of the Trust Fund attributable thereto.

          (4)  "Rollover Contributions Account" means the portion of a Member's
                ------------------------------
               Account which evidences the value of the contributions and other amounts described in subparagraphs (A) and (B) below, including any gains and losses of the Trust Fund attributable thereto.
               (A)  Rollover Contributions.  A Member's Rollover Contributions
                    ----------------------
                    Account shall include the value of the Rollover Contributions made by the Member under section 4.7.
               (B)  Plan-to-Plan Transfers.  A Member's Rollover Contributions
                    ----------------------
                    Account shall include the value of any assets transferred to the Plan and credited to the Member's Rollover Contributions Account pursuant to any qualified asset transfer. For purposes of this paragraph, a "qualified asset transfer" means a direct plan-to-plan transfer of assets and liabilities from, or a merger of, a plan qualified under Code section 401(a) to or into the Plan, which is authorized by (i) the terms of an agreement pursuant to which the Member's previous employer is acquired (in an asset or stock sale, or otherwise) by, or merged with, the Employer or an Affiliate, (ii) the vote of the Board or the board of directors of any Employer, or (iii) any similar agreement or resolution. A qualified asset transfer shall only be permitted if the transferred assets can be legally subject only to the Plan provisions regarding distributions and withdrawals applicable to Rollover Contributions Accounts as specified in Article IX.

               A Member who has not satisfied the eligibility provisions of
               Article III but who has a balance in a Rollover Contributions Account solely attributable to Rollover Contributions or a qualified asset transfer shall be treated as a Member solely with regard to the Member's Rollover Contributions Account.
          (5)  "Tax-Deferred Contributions Account" means the portion of a
                ----------------------------------
               Member's Account which evidences the value of the Tax-Deferred Contributions made on the Member's behalf by an Employer under section 4.1, including any gains and losses of the Trust Fund attributable thereto.

          The subaccounts described above shall also include any other assets transferred to, or merged into, such subaccounts from any other plans qualified under Code section 401(a) and maintained by an employer acquired by or merged into the Company or a participating Affiliate to the extent such transfer or merger is approved by the Board or the board of directors of the participating Affiliate. Such a transfer or merger shall only be permitted if the transferred assets can be legally subject only to the Plan provisions regarding distributions and withdrawals applicable to the affected subaccounts, as specified in Article IX.
     (b)  "Act" means the Employee Retirement Income Security Act of 1974 and
           ---
          all regulations and regulatory guidance promulgated thereunder, as amended from time to time.
     (c)  "Adjustment Date" means the last day of each month, or any other date
           ---------------
          as determined by the Committee.
     (d)  "Affiliate" means--
           ---------
          (1) any corporation while it is a member of the same controlled group of corporations (within the meaning of Code section 414(b)) as the Company;

          (2) any organization while it is under "common control" with the Company (within the meaning of Code section 414(c));
          (3) any organization while it is an "affiliated service group" together with the Company (within the meaning of Code section 414(m)); or
          (4) any other entity while it is required to be aggregated with the Company under Code section 414(o).
     (e)  "Beneficiary" means the individual person or persons designated by a
           -----------
          Member to receive the balance of the Member's Account, if any, after the Member's death, as described in section 9.1.
     (f)  "Board" means the Board of Directors of Branch Banking & Trust Company
           -----
          or its Executive Committee acting in its behalf.
     (g)  "Break in Service" means a Plan Year for which a Member is credited
           ----------------
          with 500 or fewer Hours of Service.
     (h)  "Broken Service."  Years of Continuous Service include service
           --------------
          rendered by an Employee prior to a Break in Service to the extent recognized below.
          (1) If the Break in Service occurs prior to January 1, 1976, the Employee shall not receive credit for the period of employment prior to such Break in Service, and Years of Continuous Service shall be recognized only for the period of employment that follows the Employee's date of reemployment.
          (2) If the Break in Service occurs on or after January 1, 1976, Years of Continuous Service accrued prior to such Break in Service shall be recognized in accordance with subparagraphs (A) and (B) below.
               (A) If at the time the Break in Service occurred the Employee was vested in his or her Matching Contributions Account in accordance with Article VIII, the Employee shall receive credit for Years of Continuous Service accrued prior to the Break in Service.
               (B) If at the time the Break in Service occurred the Employee was not vested in any part of his or her Matching Contributions Account, the Employee shall receive credit for Years of Continuous Service accrued prior to the Break in Service only if the number of consecutive one-year Breaks in Service is less than five or does not equal or exceed the Years of Continuous Service prior to the Break in Service. In the application of this provision, Years of Continuous Service shall include Years of Continuous Service immediately preceding the Break in Service plus any Years of Continuous Service required to be recognized under this paragraph by reason of any prior Breaks in Service.
     (i)  "Code" means the Internal Revenue Code of 1986 and all  regulations
           ----
          and regulatory guidance promulgated thereunder, as amended from time to time.
     (j)  "Committee" means the Committee established under Article XII to
           ---------
          administer the Plan.
     (k)  "Company" means Branch Banking & Trust Company.
           -------
     (l)  "Compensation."
           ------------
          (1) Except as otherwise specified, "Compensation" means earnings paid to a Participant by an Employer during a Plan Year, including salary, wages, overtime pay, and such other amounts as determined by the Board, before any election to reduce Compensation under sections 4.1 and 4.3 or under any other benefit plan maintained by an Employer.

          (2) For purposes of satisfying the limits on contributions described in section 4.5, "Compensation" means an Employee's compensation as defined in Code section 414(s), including amounts excluded from the Employee's wages under either Code section 125 or 401(k).
          (3) For purposes of applying the limits of Code section 415, as described in section 4.6, "Compensation" means an Employee's compensation as defined in Code section 415(c)(3).

          To the extent required by law, the Compensation of each Employee that may be recognized under the Plan for any Plan Year shall not exceed the amount determined by the Secretary of the Treasury under Code section 401(a)(17). In determining the Compensation of an Employee for purposes of this dollar limitation, the rules of Code section 414(q)(6) shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Employee and any lineal descendants of the Employee who have not attained age 19 before the close of the Plan Year. If the dollar limitation on Compensation, as adjusted, applies to the combined Compensation of the Employee and one or more family members (as defined in Code section 414(q)(6)(B)), the contribution and allocation provisions of the Plan shall be applied by prorating the dollar limitation, as adjusted, among the Employee and the Employee's family members in proportion that each such individual's Compensation determined prior to the application of this limitation bears to the total Compensation of all such individuals determined prior to the application of this limitation.
     (m)  "Date of Employment" means the first date on which an Employee
           ------------------
          completes an Hour of Service.

     (n)  "Employee" means any person who is employed by the Company or an
           --------
          Affiliate.
     (o)  "Employer" means Branch Banking & Trust Company with principal offices
           --------
          in Wilson, North Carolina. Employer also means any other Affiliate which is authorized by the Board to adopt this Plan and Trust, and which, by direction of the Affiliate's board of directors, or highest executive authority if a partnership or proprietorship, adopts this Plan and Trust.
     (p)  "Entry Date" means--
           ----------
          (1) for purposes of Tax-Deferred and Matching Contributions and Dividend Replacement Allocations (as defined in section 5.1(a)), January 1, April 1, July 1, and September 1 of each Plan Year; and
          (2)  for purposes of the employee stock ownership plans described in
               Article V, Appendix B, and the subsequent Appendices, the date on which the Eligible Employee satisfies the participation requirements in those provisions.
     (q)  "Fund" means any of the funds established under the Plan for the
           ----
          investment of Members' Accounts. Except as provided in Article V, Appendix B, and the subsequent Appendices, the Company shall have the sole and absolute discretion to establish and terminate such Funds as it shall deem appropriate.
     (r)  "Highly Compensated Employee" means, with respect to any Plan Year,
           ---------------------------
          any individual who is a "highly compensated employee" within the meaning of Code section 414(q).

          The Plan Administrator, in its sole and absolute discretion, may identify Highly Compensated Employees for any given Plan Year under any method permissible under Code section 414(q), including the method described in Section
          4 of Revenue Procedure 93-42.
     (s)  "Hour of Service" means--
           ---------------
          (1) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed.
          (2) Each hour for which an Employee is paid, or entitled to payment, by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, or leave of absence. No more than 501 hours shall be credited under this paragraph for any single continuous period during which no duties are performed, whether or not such period occurs in a single computation period.
          (3) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer. The same hours shall not be credited both under paragraph (1) or paragraph (2), as the case may be, and under this paragraph (3). These hours shall be credited to the Employee for the computation period or periods to which the award or agreement pertains rather than the computation period in which the award, agreement, or payment is made.
          (4) Each hour which is required to be credited to an Employee for military service under applicable law and regulations and which is not otherwise credited under this subsection.

          (5) Hours under this subsection shall be calculated and credited pursuant to section 2530.200b-2(b) and (c) of the Department of Labor regulations, which are incorporated herein by reference.
          (6) Solely for purposes of determining whether a Break in Service has occurred, an Employee shall be credited with an Hour of Service for each hour that would have been credited to such Employee but for the Employee's absence from employment for maternity or paternity reasons. In any case in which the Plan Administrator is unable to determine the hours that would have been credited to such Employee but for such absence, the Employee shall be credited with eight Hours of Service for each day of the normally scheduled workweek the Employee is absent from work for maternity or paternity reasons. An absence from work for maternity or paternity reasons means an absence--
               (A)  by reason of the pregnancy of the Employee,
               (B)  by reason of the birth of a child of the Employee,
               (C) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or
               (D) for purposes of caring for such child for a period beginning immediately following such birth or placement.

               No more than 501 Hours of Service shall be credited under this paragraph for any such absence. Hours of Service under this paragraph shall be credited in the Plan Year in which the absence from employment commences if the crediting is necessary to prevent a Break in Service, or in all other cases, such Hours of Service shall be credited in the following Plan Year.
          (7) Effective August 5, 1993, solely for purposes of determining whether an Employee has incurred a Break in Service, an Employee shall be credited with an Hour of Service for each hour of the normally scheduled workweek for each week during any period the Employee is on an approved leave of absence taken under the Family and Medical Leave Act of 1993.
          (8) Except as provided in paragraphs (6) and (7), an Employee shall receive 40 Hours of Service for each week of an authorized leave of absence granted by the Employer for which he or she is not compensated, up to 501 hours for any period of leave. Such leaves of absence shall be granted by the Employer pursuant to rules and policies uniformly applied to all Employees similarly situated. If an Employee does not return to the employ of the Employer promptly after the expiration of the leave of absence, he or she shall be deemed to have terminated employment on the later of his or her last day of work or the last day for which he or she was paid or entitled to payment under this subsection; provided, however, that this sentence shall not apply if the Employee dies or becomes disabled during the leave of absence.
          (9) Effective January 1, 1985, if an individual becomes an Employee upon the acquisition of all or a portion of the business of the individual's former employer by an Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, service with the individual's predecessor employer shall be included in determining Hours of Service, except as otherwise provided by a vote of the Board. In the case of any such individual who participated in a retirement plan maintained by a former employer that is merged with the Plan, the individual's Years of Continuous Service shall be determined pursuant to section 2.1(ii)(4).
         (10) The same Hours of Service shall not be credited more than once under the proceeding paragraphs.
     (t)  "Matching Contributions" means the contributions made by an Employer
           ----------------------
          under section 4.2, but does not include any contributions to provide for Dividend Replacement Allocations (as described in section 4.2,
          Article V, Appendix B, and the subsequent Appendices).
     (u)  "Member" means a Participant or a former Participant who still has a
           ------
          balance in his or her Account.
     (v)  "Participant" means any Employee of an Employer who has met and
           -----------
          continues to meet the active participation requirements of the Plan as set forth in Article III or any of the Appendices.
     (w)  "Pay Reduction Agreement" means an agreement described in section 4.3.
           -----------------------
     (x)  "Plan" means the Savings and Thrift Plan for the Employees of Branch
           ----
          Banking & Trust Company as herein set forth or as duly amended.
     (y)  "Plan Administrator" means the Committee or a person to whom the
           ------------------
          Committee has delegated this function under Article XII.
     (z)  "Plan Year" means the calendar year.
           ---------
    (aa)  "Rollover Contributions" means the contributions made by an Employee
           ----------------------
          under section 4.7.
    (bb)  "Stock" means the common stock of BB&T Financial Corporation.
           -----
    (cc)  "Supplemental Plan" means the Branch Banking & Trust Company
           -----------------
          Supplemental Executive Retirement Plan.

    (dd)  "Tax-Deferred Contributions" means the contributions made by an
           --------------------------
          Employer on behalf of a Participant pursuant to the Participant's election to reduce Compensation, as described in section 4.1.
    (ee)  "Termination of Service" means the last date on which the individual
           ----------------------
          performs duties as an Employee of the Company or an Affiliate.
    (ff)  "Trust Agreement" means the agreement under which Plan assets are held
           ---------------
          and invested under Article XIII.
    (gg)  "Trust Fund" or "Trust" means the trust fund established under Article
           ----------      -----
          XIII to hold the assets of the Plan.
    (hh)  "Trustee" means the bank, trust company, other financial institution,
           -------
          or individual or individuals holding and managing the Trust Fund under the terms of the Trust Agreement.
    (ii)  "Year of Continuous Service" shall be determined as follows.
           --------------------------
          (1)  Service Prior to January 1, 1976.  For service prior to January
               --------------------------------
               1, 1976, an Employee shall receive credit for one Year of Continuous Service for each full year of uninterrupted employment as a full-time regular Employee from his or her last date of hire to December 31, 1975 (with any fraction of one-half year or more being credited as a full year) including periods of absence authorized by the Employer or required to be recognized by law.
          (2)  Service on and After January 1, 1976.  For service on and after
               ------------------------------------
               January 1, 1976, an Employee shall receive credit for one Year of Continuous Service for each Plan Year in which he or she completes 1,000 or more Hours of Service, plus an additional Year of Continuous Service if the Employee is credited with 1,000 or more Hours of Service in the 12-month period beginning on his or her Date of Employment. Such years of service shall accrue from the Employee's last
               Date of Employment or January 1, 1976, whichever occurs later.
               In addition, Years of Continuous Service shall include such Broken Service as may be recognized under section 2.1(h)(2).
          (3)  Service with Related Employer.  Years of Continuous Service shall
               -----------------------------
               also include uninterrupted employment with any Affiliate of the Employer, including employment before the date it became an Affiliate.
          (4)  Service with Acquired Business.  Effective January 1, 1985,
               ------------------------------
               except as otherwise provided by a vote of the Board, if an individual becomes an Employee upon the acquisition of all or a portion of the business of the individual's former employer by an Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, and the Employee was eligible to participate in a retirement plan maintained by such former employer (the "former plan"), service with the predecessor employer shall be included in determining the Employee's Years of Continuous Service as follows.
               (A) If service under the former plan was determined under the hours-of-service method, the Employee's Years of Continuous Service shall include his or her years of service under the former plan through the end of the Plan Year that includes the date of acquisition. If the last day of such plan year is not December 31, the Employee shall also receive credit for a Year of Continuous Service if he or she completes 1,000 or more

                    Hours of Service in the Plan Year that includes the date
                    of acquisition. The Employee shall thereafter receive
                    credit for Years of Continuous Service as otherwise
                    provided under this subsection.
               (B) If service under the former plan was determined under the elapsed-time method, the Employee's Years of Continuous Service shall include his or her years of service under the former plan through the merger date. The Employee shall then receive credit for Years of Continuous Service as otherwise provided under this subsection, taking into account Hours of Service on and after the first day of the Plan Year that includes the date of acquisition.
    (jj)  "Year of Eligibility Service" means any 12-month period during which
           ---------------------------
          the Employee completes 1,000 or more Hours of Service, beginning on
          (1) the Employee's Date of Employment, or (2) any January 1 thereafter. Service with an Affiliate not adopting this Plan shall be considered service with the Employer when determining if an Employee has completed a Year of Eligibility Service.

     2.2  Gender and Number.  The masculine gender shall be deemed to include
          -----------------
the feminine, and the singular shall include the plural, unless otherwise clearly required by the context.

                  Article III.  Eligibility and Participation
                  -------------------------------------------

     3.1  Eligibility for Participation.  Each Employee who was eligible to
          -----------------------------
participate in the Plan on January 1, 1994, and who is an Eligible Employee of an Employer on January 1, 1994, shall remain eligible to participate in this Plan. Each other Employee who is or becomes an Eligible Employee on or after January 1, 1994, shall be eligible to become a Participant in the Plan on the Entry Date coinciding with or next following the completion of one Year of Eligibility Service and the attainment of age 21.

     3.2  Participation.
          -------------
     (a)  Tax-Deferred and Matching Contributions; Dividend Replacement
          -------------------------------------------------------------
          Allocations.  An Eligible Employee who shall from time to time qualify
          -----------
          to become a Participant in accordance with section 3.1 may enroll in the Plan, with regard to Tax-Deferred and Matching Contributions and Dividend Replacement Allocations (as described under section 4.2), as of the Entry Date coincident with or next following the date on which the Eligible Employee satisfies the requirements of section 3.1, or any Entry Date thereafter. To enroll in the Plan, an Eligible Employee shall submit an enrollment form at the time and in the manner specified by the Plan Administrator. This enrollment form shall serve as--
          (1)  a Pay Reduction Agreement under section 4.3;
          (2)  an investment election under section 6.1; and
          (3)  a Beneficiary designation under section 9.1.
     (b)  Employee Stock Ownership Plans.  Each Eligible Employee shall
          ------------------------------
          automatically become a Participant with regard to eligibility for the employee stock ownership plans described in Article V, Appendix B, and the subsequent Appendices on the date on which the Eligible Employee satisfies the participation requirements in that Article and the Appendices.

     3.3  Eligible Employees.
          ------------------
     (a)  General Rule.  Subject to subsection (b), the term "Eligible Employee"
          ------------
          shall mean an Employee of an Employer.
     (b)  Excluded Employees.  There shall be excluded from the class of
          ------------------
          "Eligible Employees" any Employees included in a unit of employees covered by a collective bargaining agreement, if retirement benefits were the subject of good faith bargaining, unless such agreement specifically provides for their participation in the Plan.

     3.4  Rehired Employees.  Each reemployed Employee who completed a Year of
          -----------------
Eligibility Service prior to the Employee's Termination of Service shall, upon reemployment, become a Participant upon the Employee's satisfying the requirements of sections 3.1 and 3.2, without regard to the service requirement of section 3.1. Each other former Employee who is subsequently rehired by the Company or an Affiliate shall, upon reemployment, become a Participant in accordance with sections 3.1 and 3.2.

     3.5  Loss of Status as an Eligible Employee.  For any period during which a
          --------------------------------------
Member either (a) remains in the employ of the Company or Affiliate but ceases to be an Eligible Employee within the meaning of section 3.3 or (b) is no longer an Employee but has an Account balance under the Plan, no contributions shall be made on the Member's behalf. This individual shall remain a Member for all other purposes until the earlier of the Member's death or the complete distribution (or forfeiture) of the Member's Account.

     3.6  Leased Employees.  A person who is considered a "leased employee" of
          ----------------
the Company or an Affiliate, within the meaning of Code section 414(n), shall not be considered an Employee for purposes of participating in this Plan or receiving any contributions or benefit under this Plan. However, if a leased employee becomes eligible to participate in the Plan as a result of later employment with an Employer, the leased employee shall receive credit for service as a leased employee.

Notwithstanding the preceding paragraph, a leased employee shall be included as an Employee for purposes of applying the requirements described in Code section 414(n)(3) and determining the number and identity of Highly Compensated Employees.

     3.7  Participation of Merged or Acquired Employees.  Notwithstanding
          ---------------------------------------------
sections 3.1 and 3.2, if an individual becomes an Eligible Employee upon the acquisition of all or a portion of the business of the individual's former employer by an Employer or an Affiliate, whether by merger, acquisition of assets or stock, or otherwise, this Employee shall become a Participant, except as otherwise provided by a vote of the Board, as follows:
     (a) If the Employee was a Participant in a qualified defined contribution plan maintained by the former employer or had satisfied the eligibility requirements for such plan, the Employee shall be eligible to participate in the Plan as of the acquisition date.
     (b) Each other such Employee shall become eligible to participate in the Plan in accordance with the provisions of sections 3.1 and 3.2.

                   Article IV.  Contributions and Allocations
                   ------------------------------------------

     4.1  Tax-Deferred Contributions.  Each Employer shall contribute to the
          --------------------------
Trust Fund for each payroll period on behalf of each Participant of the Employer an amount equal to the amount by which the Participant's Compensation has been reduced under a Pay Reduction Agreement described in section 4.3. This contribution shall be made as soon as practicable after the payroll period; however, in no event shall contributions under this section for any Plan Year be made later than (a) the date prescribed by law for the Employer to obtain a federal income tax deduction for the Plan Year for which the contributions are made or (b) the date required under the Act, if earlier. Contributions under this section shall be credited to the Participant's Tax-Deferred Contributions Account.

     4.2  Matching Contributions and Dividend Replacement Allocations.
          -----------------------------------------------------------
     (a) If the Trustee, on behalf of the Plan, enters into an Employer Matching Loan (as defined in section C.1(c) of Appendix C), then beginning at such time as the Committee determines each Employer shall make Matching Contributions in an amount sufficient to provide for a matching allocation on behalf of its Participants equal to 100 percent of the first 2 percent, and 50 percent of the next 4 percent, of each Participant's Compensation made as a current Tax-Deferred Contribution under section 4.1 (the "Matching Allocation"); and each Employer shall make contributions as required to provide for the Dividend Replacement Allocations described in section C.6 of Appendix C. At the Company's discretion, the Employers may make contributions to provide for the Dividend Replacement Allocations by (1) contributing cash to the Trustee, which the Trustee (as directed by the

          Committee) shall use to pay part of the Employer Matching Loan to release shares of Stock, (2) contributing cash to the Trustee which the Trustee (as directed by the Committee) shall use to buy Stock in the open market, or (3) contributing Stock. An allocation of Stock under section C.6(a) and (b) of Appendix C shall be counted for purposes of meeting the allocation requirements of this section 4.2, using the Fair Market Value of such Stock (as defined in section
          5.6) at the time of allocation multiplied by 0.95. Forfeitures under section 8.3 (valued at Fair Market Value (as defined in section 5.6) as of the date of any allocation thereof multiplied by 0.95) and the amount of Excess ESOP Allocation for prior Plan Years not previously used to reduce Matching Allocations (valued at Fair Market Value as of the date of any allocation thereof multiplied by 0.95) shall be used to reduce the Employer's Matching Contribution obligation and allocated to Participants' ESOP Accounts in the same manner as shares released from the ESOP suspense account are allocated as set forth in section C.6(a) of Appendix C.
     (b) Prior to the time, as determined by the Committee, that each Employer shall make contributions in accordance with subsection (a), or if the Trustee does not enter into an Employer Matching Loan on behalf of the Plan, each Employer shall make Matching Contributions on behalf of each of its Participants in an amount equal to 100 percent of the first 2 percent, and 50 percent of the next 4 percent, of the Participant's Compensation made as a current Tax-Deferred Contribution under section 4.1.
     (c) Matching Contributions shall be paid to the Trustee at the time or times as the Employer may determine, but not later than the date prescribed by law for the

          Employer to obtain a federal income tax deduction for the Plan Year for which the contributions have been made, and in no event later than the date required under the Act. Contributions under this section shall be credited to the Participants' Matching Contributions Account, except that allocations made pursuant to Article C shall be allocated to Participants' Employer Matching ESOP Accounts (as defined in section C.1(b) of Appendix C).

     4.3  Pay Reduction Agreements.
          ------------------------
     (a)  General Rule.  In order to be eligible for Tax-Deferred and Matching
          ------------
          Contributions, and (if applicable) Dividend Replacement Allocations under 4.2(a), an Eligible Employee who has satisfied the participation requirements of Article III shall execute a Pay Reduction Agreement, on a form prescribed by the Plan Administrator. Under this Pay Reduction Agreement, the Employee's Compensation shall be reduced by a specified whole percentage up to 16 percent, and the Employer shall contribute an equal amount to the Plan on the Employee's behalf as Tax-Deferred Contributions under section 4.1. A Participant's Pay Reduction Agreement shall remain effective until canceled or amended.
     (b)  Amendment or Cancellation.  A Pay Reduction Agreement may be canceled
          -------------------------
          by a Participant at any time during the Plan Year by giving notice to the Plan Administrator at a time and in a manner specified by the Plan Administrator. This notice shall be effective, and the Pay Reduction Agreement shall be canceled, as of the date specified in the notice or as of any later date determined under the Plan Administrator's rules and procedures.

          A Pay Reduction Agreement may be amended by a Participant otherwise to increase or decrease the percentage amount of the Employee's Compensation reduction, by the Participant's giving notice thereof to the Plan Administrator at a time and in a manner specified by the Plan Administrator. This notice shall be effective, and the Pay Reduction Agreement shall be amended, as of the date specified in the notice or as of any later date determined under the Plan Administrator's rules and procedures.

          Notwithstanding anything in this section to the contrary, any Participant who is also an active participant in the Supplemental Plan shall be permitted to cancel or amend the Participant's Pay Reduction Agreement only as of the first day of each Plan Year.

     4.4  Application of Forfeitures.  Forfeitures occurring under sections 4.5,
          --------------------------
8.3, and Appendix C during any Plan Year in the Account of a Member shall be used to reduce future Matching Contributions due under section 4.2 (and Appendix C if applicable) from the Employer of that Member.

     4.5  Limitations on Contributions.
          ----------------------------
     (a) In no event shall any Employer make Tax-Deferred Contributions for any calendar year with respect to any Member which, when aggregated with any previous deferrals by the Member pursuant to any other cash or deferred arrangement maintained by the Company or an Affiliate under Code section 401(k), are in excess of $7,000 (or any greater amount determined under Code section 402(g)). To the extent that any Tax-Deferred Contributions are made by an Employer in contravention of the preceding sentence, such excess amounts (plus earnings or minus losses, if any, for the calendar year) shall be refunded to the Member as soon as administratively possible, as provided in rules adopted by the Plan Administrator and in the manner and within the time required by the Code.
     (b) In no event shall any Employer make Tax-Deferred Contributions for any Plan Year that would result in the actual deferral percentage of the group of Highly Compensated Employees eligible for Tax-Deferred Contributions exceeding the actual deferral percentage of the group of all other eligible Employees by more than the greater of--
          (1)  one and one-quarter times; or
          (2)  the lesser of (A) two times or (B) two percentage points.

          The actual deferral percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the Tax-Deferred Contributions made on behalf of each eligible Employee for the Plan Year to (ii) the eligible Employee's Compensation (either earned during the entire Plan Year or earned while the Employee was eligible for Tax-Deferred Contributions, as determined by the Plan Administrator in its sole and absolute discretion each Plan Year). To the extent necessary to conform to this limitation, the Plan Administrator shall reduce, or may limit, Tax-Deferred Contributions made on behalf of the Highly Compensated Employees in accordance with regulatory guidance under Code section 401(k). This reduction or limitation shall be effected by reducing contributions made on behalf of Highly Compensated Employees (in the order of their actual deferral percentage) beginning with the Highly Compensated Employees who elected the highest percentage of such contributions. Any such reduction in the Tax-Deferred Contributions made on behalf of any Member (plus earnings or minus losses, if any, for the Plan Year) shall be refunded to the Member as soon as administratively possible, as provided in rules adopted by the Plan Administrator, but in no event later than twelve months after the end of the Plan Year.

          Any Matching Contributions made or allocated with respect to Tax-Deferred Contributions which are refunded under this subsection shall be treated as a forfeiture.

          In addition to the foregoing, if the Plan Administrator determines during the course of a Plan Year that the discrimination test of Code section 401(k)(3) otherwise might not be met for the Plan Year, the Plan Administrator may reduce, at any time, the maximum percentage of Compensation at which Highly Compensated Employees may elect Tax-Deferred Contributions to such percentage as the Plan Administrator determines appropriate to ensure that the test shall be met for such Plan Year.
     (c) In no event shall Matching Contributions for any Plan Year be made which would result in the contribution percentage of the group of Highly Compensated Employees eligible for Tax-Deferred Contributions exceeding the contribution percentage of the group of all other eligible Employees by more than the greater of--
          (1)  one and one-quarter times; or
          (2)  the lesser of (A) two times or (B) two percentage points.

          The contribution percentage of each group of eligible Employees for any Plan Year shall be the average of the ratios (calculated separately for each eligible Employee in each group) of (i) the Matching

          Contributions made on behalf of each eligible Employee for the Plan Year to (ii) the eligible Employee's Compensation (either earned during the entire Plan Year or earned while the Employee was eligible for Tax-Deferred Contributions, as determined by the Plan Administrator in its sole and absolute discretion each Plan Year). To the extent necessary to conform to this limitation, the Plan Administrator shall reduce, or may limit, Matching Contributions made on behalf of the Highly Compensated Employees in a manner similar to the method described in subsection (b). Any such reduction in the Matching Contributions made on behalf of any Member shall be paid to the Member (plus earnings or minus losses, if any, for the Plan Year). Any refund made pursuant to this subsection shall be paid without regard to any other provision in the Plan. Each refund shall occur no later than twelve months after the end of the Plan Year.
     (d) To the extent permitted by applicable regulations, the Plan Administrator may elect to take Tax-Deferred Contributions into account in applying the contribution percentage test of subsection
          (c).
     (e) To the extent required by Code section 401(m), the limits of this section shall be applied in a manner that reflects any restrictions on the multiple use of the alternative limitation contained in paragraph
          (2) of subsections (b) and (c).
     (f) Notwithstanding any provision of the Plan to the contrary, the Plan Administrator may comply with the requirements of Code section 401(k) and (m) as reflected in this section by combining contributions under this Plan with contributions under any other defined contribution plan maintained by the Company or an Affiliate, or in any other manner permissible under Code section 401(k) or 401(m), as applicable.

          Similarly, contributions under this Plan shall be aggregated with contributions under any other plans to the extent required by the Code. Any such approach shall comply with the guidelines, if any, established by the Secretary of the Treasury.

     4.6  Limitations on Annual Additions.  The provisions of this section 4.6
          -------------------------------
shall apply to Plan Years (which shall be the "limitation years" under this Plan for purposes of Code section 415).
     (a)  Annual Addition.  "Annual Addition" means, for any Member, the sum,
          ---------------
          credited to the Member's Account under this Plan and the Member's accounts under all other qualified defined contribution plans maintained by the Company or an Affiliate, of--
          (1) Company and Affiliate contributions, including Tax-Deferred Contributions;
          (2) Employee after-tax contributions, but Employee contributions for plan years before 1987 disregarded under plan provisions in effect before 1987 shall be disregarded;
          (3)  forfeitures; and
          (4) contributions to an individual, post-retirement medical account for the Member, to the extent required by Code sections 415(1) and 419A(d)(2).
          Restored forfeitures, repaid distributions, Rollover Contributions, and loan payments shall not be treated as Annual Additions.
     (b)  Limitation.  Notwithstanding the foregoing provisions of this Article
          ----------
          IV, for any Plan Year the Annual Addition of a Member shall not exceed the lesser of--
          (1) $30,000 (or such higher amount as may be permitted under Code section 415(c)); or
          (2)  25 percent of the Member's Compensation for such Plan Year.

          If, under Article V, Appendix B, and the subsequent Appendices, no more than one-third of the Plan contributions with respect to such Plan Year for an ESOP (as defined in section 5.1(c)) are allocated to Highly Compensated Employees, forfeitures of Stock (to the maximum extent provided under Code section 415(c)(6)) and interest payments on any Loan as defined in section 5.1(f) (to the fullest extent provided in Code section 415(c)(6)) shall not be included in Annual Additions under this section.
     (c)  Additional Limitation.  If in any Plan Year a Member participates in
          ---------------------
          both a qualified defined contribution plan and qualified defined benefit plan of the Company or an Affiliate, the sum of the defined benefit fraction (as defined in Code section 415(e)(2)) and the defined contribution fraction (as defined in Code section 415(e)(3)) shall not exceed 1.0. In calculating the defined contribution fraction, the Plan Administrator may, in its discretion, make the election provided under Code section 415(e)(6). If the Member was a participant in one or more defined benefit plans maintained by the Company or an Affiliate that were in existence on May 6, 1986, the denominator of the defined benefit fraction shall not be less than
          1.25 times the sum of the annual benefits under these plans accrued by the Member as of the end of the last limitation year beginning before 1987. The preceding sentence shall apply only if the defined benefit plans, individually and in the aggregate, satisfied the requirements of Code section 415 for all limitation years beginning before 1987. Before any contributions are reduced under this Plan, the benefit under the defined benefit plan shall be reduced to the extent necessary to ensure that the sum of the defined benefit fraction and defined contribution fraction does not exceed 1.0.
     (d)  Reduction in Annual Additions.  If in any Plan Year a Member's Annual
          -----------------------------
          Addition exceeds the limitation determined above, the excess shall not be allocated to the Member's accounts in any defined contribution plan. If the excess is vested, the excess shall be returned to the Member to the extent permitted by regulations under Code section 415. If some or all of the excess is not vested, or if some or all of the excess cannot be returned to the Member under controlling regulations, the portion that cannot be returned shall be placed in a suspense account.

          The amount held in the suspense account shall be used to reduce contributions by that Employer for the next Plan Year. The suspense account shall share in the gains and losses of the Trust Fund on the same basis as other Accounts. The above reductions shall be applied first to any other defined contribution plan maintained by an Employer, and then to this Plan.
     (e)  Definition of Affiliate.  In applying the limitations under this
          -----------------------
          section, an employer shall be treated as an Affiliate if, in determining common control under Code section 414(b) and (c), the phrase "more than 50 percent" was substituted for the phrase "at least 80 percent" each place the latter appears in Code section 1563 and in the regulations under Code section 414(c).

     4.7  Rollover Contributions.
          ----------------------
          (a)  Generally.  Any Eligible Employee, including an individual who
               ---------
               has not yet satisfied the age or service requirements of Article III, may contribute cash amounts attributable to qualifying rollover distributions.
          (b)  Merged or Acquired Employees.  Any Eligible Employee who became
               ----------------------------
               an Employee upon acquisition of all or a portion of the business of the individual's former employer by an Employer or an Affiliate (whether by merger, acquisition of assets or stock, or otherwise), including an individual who has not yet satisfied the age or service requirements of Article III, may contribute cash amounts or Stock attributable to qualifying rollover distributions. Any such contributions shall be invested in the appropriate Funds as soon as practicable.
          (c)  Limitations.  A "qualifying rollover distribution" is a
               -----------
               distribution described in Code section 402(c), 403(a)(4), or 408(d)(3). Any amounts described in subsection (a) or (b) shall be credited to a Rollover Contributions Account established for the Employee. An Eligible Employee who is only eligible for participation in the Plan by means of this section shall be treated as a Member solely with regard to the individual's Rollover Contributions Account.

                   Article V.  Employee Stock Ownership Plans
                   ------------------------------------------

     5.1  Definitions.  Any capitalized term not otherwise defined in this
          -----------
Article shall have the same meaning as elsewhere in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Dividend Replacement Allocation" shall mean the allocation made
           --------------------------------
          pursuant to section 5.10(c).
     (b)  "Employer Contribution" shall mean a contribution of cash by an
           ---------------------
          Employer to the ESOP. To the extent not required to repay a Loan, Employer Contributions may also be made in Stock. In addition, contributions may be made by the forgiveness of a portion or all of a Loan.
     (c)  "ESOP" shall mean any employee stock ownership plan established as a
           ----
          portion of the Plan by this Article V and Appendix B or any subsequent Appendix, which is designed to invest primarily in Stock.
     (d)  "ESOP Account" shall mean the separate account maintained under the
           ------------
          ESOP for each Member, which evidences the total value of the Stock allocated, under this Article V and the applicable Appendix, to such Member's Account pursuant to repayment of any Loan by Employer Contributions and dividends on such Stock, including Stock dividends paid on shares allocated to such account, and including other shares contributed by the Employer (or purchased with Employer Contributions) and allocated to the ESOP Account, adjusted for distributions and transfers.
     (e)  "Fair Market Value" shall mean, for any Stock, the Fair Market Value
           -----------------
          of such Stock as determined under section 5.6.

     (f)  "Loan" shall mean any loan to the Trustee made or guaranteed by a
           ----
          disqualified person (within the meaning of Code section 4975(e)(2)) for the purpose of permitting the Trustee to finance or refinance the purchase of Stock for the benefit of Employees as provided in this
          Article V, including, but not limited to, a direct cash loan, a purchase-money transaction, or an assumption of an obligation of the Trustee.

     5.2  Establishment of ESOP.  The Company, through written action of the
          ---------------------
Board in its sole and absolute discretion, and any other Employer, with the written consent of the Board of the Company, may establish an ESOP as part of this Plan for the benefit of some or all of the Employees. The terms of the ESOP established under this Article shall be described in this Article and in Appendix B or any subsequent Appendix. Each ESOP established hereunder shall be accounted for separately; the terms of this Article shall be applied to each such ESOP independently; and a separate subaccount shall be established in the Account of any Employee for each ESOP in which the Employee participates.

     5.3  Employer Contributions.  In the event that a Loan is made to the
          ----------------------
Trustee, for each Plan Year the Company or the appropriate Employer shall make Employer Contributions to the ESOP in such amounts and at such times as will enable the Trustee to pay principal and/or interest on any such Loan as they are due, but only to the extent the principal and interest on any such Loan are not paid, in the sole and absolute discretion of the Committee, or as otherwise specified in the appropriate Appendix, by means of a dividend on Stock originally given as collateral for such Loan. For each Plan Year, the Company or the appropriate Employer may also make discretionary Employer Contributions to the ESOP in cash or Stock at such times and in such amounts as the board of directors of each Employer shall determine, subject to the written consent of the Board and the provisions of the appropriate Appendix. These discretionary Employer Contributions either shall be used to prepay the Loan or shall be invested in Stock, in the sole and absolute discretion of the Committee. All Employer Contributions to the Trust are conditioned on the deductibility of such contributions, and no Employer Contribution shall be made in excess of the maximum amount allowable as a deduction for federal income tax purposes. In the event that deductible Employer Contributions are insufficient to enable the Trustee to pay principal and interest on such Loan as it is due and not paid (in the sole and absolute discretion of the Committee or as specified in the applicable Appendix) by means of a dividend on Stock held as collateral for such Loan, then upon the Trustee's request the Employer shall make an additional Loan to the ESOP, as described in Treasury Regulations section 54.4975-7(b)(4)(iii), in sufficient amounts to meet such principal and interest payments. Alternatively, the Company or the Employer may make an additional Employer Contribution in an amount sufficient to make such principal and interest payments, and a suspense account shall be established under Code sections 415 and 4975. The new Loan shall also meet all requirements of an "exempt loan" within the meaning of Treasury Regulations section 54.4975-7(b)(1)(iii). Stock released from the pledge of the prior Loan as a result of the payment of principal and interest with the proceeds of a new Loan shall be pledged as collateral to secure the new Loan. Such Stock shall be released from this new pledge and allocated to the ESOP Accounts of the Participants in accordance with applicable provisions of the ESOP.

     5.4  Participant Contributions.  No Participant shall be required or
          -------------------------
permitted to make contributions to an ESOP.

     5.5  Investment of ESOP Assets.  Assets held under the ESOP shall be
          -------------------------
invested primarily in Stock. Employer Contributions, and all other ESOP assets, including cash dividends paid on Stock, but excluding forfeitures, may be used (a) to acquire shares of Stock directly from Company shareholders (including former Participants) or from the Company or (b) to pay principal and interest on a Loan.

     5.6  Purchases of Stock.  All purchases of Stock by the Trustee shall be
          ------------------
made at a price which does not exceed the Fair Market Value of such Stock. The determination of Fair Market Value of Stock for all purposes under the Plan shall be made by the Trustee based upon the last public sale price of the National Association of Automated Securities Dealer Automated Quotation System ("NASDAQ") on the date of purchase.

     5.7  Sales of Stock.
          --------------
     (a) The Trustee may not sell or resell shares of Stock held in an ESOP Account, an ESOP Suspense Account, or an ESOP Holding Account (as described in section 5.8) to any party in interest, within the meaning of section 3(14) of the Act, except as directed by the Committee in accordance with subsection (b). Any such sales shall be made at not less than the Fair Market Value as determined under section 5.6, and no commission shall be charged. Any such sale shall be made in conformance with section 408(e) of the Act. All sales proceeds of allocated Stock shall be credited to the Matching Contributions Accounts of the Members on whose behalf such sales were made and shall be distributed in accordance with this Plan.
     (b) The Committee shall submit any proposal for the sale or exchange of Stock held by the Trust Fund in the ESOP Account to the Members as provided in this subsection (b). Each of the Members shall have the right, with respect to Stock allocated to the Member's ESOP Account, to direct the Committee as to the manner in which to direct the Trustee to respond to such proposal. The directions received by the Committee from any Participant shall be held in confidence by the Committee and shall not be individually divulged or released to any person except as required by law. As to Stock which is not allocated to a particular Member's ESOP Account but is held in the ESOP Suspense Account or the ESOP Holding Account, and Stock held in an ESOP Account as to which the Committee does not receive timely and proper direction from the Member, the Committee shall direct the Trustee to respond to the proposal with respect to such Stock in the same proportion as the Committee is directing the Trustee to respond with respect to Stock held in the ESOP Accounts for which the Committee received timely and proper directions.

     5.8  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Loans as directed by the Committee. Any such Loan shall meet all requirements necessary to constitute an "exempt loan" within the meaning of Treasury Regulations section 54.4975-7(b)(7) and shall be used primarily for the benefit of the Members and their Beneficiaries. The proceeds of any such Loan shall be used, within a reasonable time after the Loan is obtained, only for any or all of the following: to purchase Stock, repay the Loan, or repay any prior Loan. The number of years to maturity under a Loan must be definitely ascertainable at all times. Any such Loan shall provide for no more than a reasonable rate of interest, as determined under Treasury Regulations section 54.4975-7(b)(7), and must be without recourse against the ESOP assets other than Stock acquired with the proceeds of the Loan and shares of Stock that were used as collateral on a prior Loan repaid with the proceeds of the current Loan. The Stock so pledged shall be placed in an ESOP Suspense Account. Any pledge of Stock must provide for the release of shares so pledged pursuant to either the General Rule or the Special Rule as provided below. Once the Committee has selected either the General Rule or the Special Rule, that rule shall be used exclusively for the release of pledged shares of Stock acquired with the proceeds of that particular Loan.
          (1) General Rule: Upon any payment of principal and/or interest on any Loan (whether a regularly scheduled payment or a prepayment), the following number of shares of Stock shall be released from the ESOP Suspense Account: upon each such payment during the duration of any Loan, the number of shares of Stock held in the ESOP Suspense Account immediately prior to the payment multiplied by a fraction:
               (A) the numerator of which is the amount of principal and interest paid with respect to such payment; and
               (B) the denominator of which is the sum of the numerator plus the principal and interest becoming due and payable in the future with respect to such Loan, determined on the basis of the best available annual projections of the total principal and interest payable over the life of the Loan.
          (2)  Special Rule:
               (A) Upon any payment of principal on any Loan (whether a regularly scheduled payment or a prepayment), the following number of shares of Stock shall be released from the ESOP Suspense Account: upon each such payment during the duration of any Loan, the number of shares of Stock held in the ESOP Suspense Account immediately prior to the payment multiplied by a fraction:
                    (i) the numerator of which is the amount of principal paid with respect to such payment; and
                   (ii) the denominator of which is the sum of the numerator plus the principal becoming due and payable in the future with respect to such Loan.
               (B)  The Committee may select the Special Rule only if:
                    (i) the Loan provides for annual payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten years;
                   (ii) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and
                  (iii) by reason of a renewal, extension, or refinancing, the sum of the expired duration of the original Loan, any renewal period, any extension period, and the duration of any new Loan does not exceed ten years.
          (3) In determining the number of shares to be released from the rule described in this subsection (a);
               (A) the number of future years under the Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;
               (B) if the Loan provides for a variable interest rate, the interest to be paid for all future

                    Plan Years must be computed by using the interest rate applicable as of the end of the Plan Year for which the determination is being made; and
               (C) if the Stock allocated to the ESOP Suspense Account includes more than one class of shares, the number of shares of each class to be withdrawn for a Plan Year from the ESOP
                    Suspense Account must be determined by applying the applicable fraction provided above to each such class.

          The shares of Stock released from the ESOP Suspense Account pursuant to this subsection (a) shall be transferred first to a separate account (the ESOP Holding Account), and such shares of Stock shall be allocated to Members' ESOP Accounts as specified in section 5.10.
     (b) Payments of principal and interest on any such Loan during a Plan Year shall be made by the Trustee only from (1) any dividends attributable to Stock originally given as collateral for a Loan to the extent permitted in the applicable Appendix, (2) Employer Contributions and earnings from such Employer Contributions made to the ESOP to meet the Plan's obligation under a Loan, and (3) the proceeds of a subsequent Loan made to repay a prior Loan. Such Employer Contributions and earnings must be accounted for separately by the Plan until the Loan is repaid.
     (c) Notwithstanding any amendment to or termination of the ESOP which causes it to cease to qualify as a leveraged employee stock ownership plan within the meaning of Code section 4975(e)(7), no share of Stock acquired with the proceeds of a Loan obtained by the Trust Fund to purchase Stock may be subject to a put, call, or other option, or buy-sell or similar arrangement while such shares are held by and when distributed from the ESOP, except as may be required by Treasury Regulations section 54.4975-7(b)(10).

     5.9  Allocations to Members' Accounts.
          --------------------------------
     (a) The ESOP Account maintained for each Member shall be credited with the Member's allocable share, as determined under section 5.10 and the applicable Appendix, of Stock (including fractional shares) purchased and paid for by the ESOP or contributed in kind to the ESOP. Stock acquired by the Trustee with the proceeds of a Loan shall be allocated in accordance with section 5.10 and the applicable
          Appendix to the ESOP Accounts of Members as the Stock is released from the ESOP Suspense Account and the ESOP Holding Account as provided in section 5.8.
     (b) To the extent provided in the applicable Appendix, dividends paid on Stock purchased with the proceeds of a Loan may be used first to make Loan payments on such Loan (or a Loan refinancing such a Loan) except to the extent the Committee determines in its sole and absolute discretion that dividends paid on Stock that is allocated to a Member's ESOP Account shall be distributed to such Member or reinvested in Stock. If dividends paid on shares of Stock are used to make a Loan payment, shares released from the ESOP Suspense Account as provided in section 5.8(a) shall be allocated to the ESOP Holding Account and then to Members' ESOP Accounts in accordance with the provisions in section 5.10(a). In addition, if dividends paid on shares of Stock allocated to a Member's ESOP Account are used to make a Loan payment, Stock shall be allocated to such Members' ESOP Accounts in accordance with the provisions of section 5.10(c).

     (c) Except as otherwise provided in the applicable Appendix, dividends paid on shares of Stock allocated to a Member's ESOP Account that are not used to make a Loan payment shall be either distributed to the Member or reinvested in Stock, as determined by the Committee in its sole and absolute discretion. The Committee shall have sole and absolute discretion to determine whether such dividend will be used to make a Loan payment.
     (d) If upon the completion of the allocations for any Plan Year there are shares of Stock that cannot be allocated because of the limitations of Code section 415 (Excess ESOP Allocations), such shares shall (to the extent permitted by the Code and the Act) be held in the ESOP
          Holding Account for future application to the ESOP Accounts and shall be so applied as the first part of future Dividend Replacement Allocations and allocations under this Article and the applicable Appendix.

    5.10  Participation in the ESOP; Allocable Shares.
          -------------------------------------------
     (a) Stock acquired with the proceeds of a Loan and released from the ESOP Suspense Account shall be released from the ESOP Holding Account and allocated to each Eligible Participant's ESOP Account as provided in Appendix B and the subsequent Appendices.
     (b) For purposes of section 5.9(b), if dividends paid on shares of Stock are used to make a Loan payment, shares released from the ESOP Suspense Account as provided in section 5.8(a) shall be allocated to each Eligible Participant's ESOP Account as provided in Appendix B and the subsequent Appendices.
     (c) For purposes of subsection (b), if dividends paid on shares of Stock which have been allocated to a Member's ESOP Account are used to make a Loan payment, Stock having a total Fair Market Value equal to the amount of the dividend shall be allocated to such Participant's ESOP Account (the "Dividend Replacement Allocation"). The Committee shall decide in its sole and absolute discretion whether this Dividend
          Replacement Allocation will be made out of (1) shares of Stock released from the ESOP Suspense Account pursuant to a Loan payment, in which case the Dividend Replacement Allocation shall be made prior to all other allocations of shares of Stock released from the ESOP Suspense Account; (2) shares of Stock purchased with additional Employer Contributions to provide for the Dividend Replacement Allocations; or (3) shares of Stock contributed as an additional Employer Contribution to provide for the Dividend Replacement Allocations.

    5.11  Accounting for Allocations.  The Committee shall adopt accounting
          --------------------------
procedures for the purpose of making the allocations, valuations, and adjustments to Members' ESOP Accounts provided in this Article, Appendix B, and the subsequent Appendices. Except as provided in Treasury Regulations section 54.4975-11, Stock acquired by the Plan shall be accounted for as provided under Treasury Regulations section 1.401(a)-1(b)(2)(ii), allocations of Stock shall be made separately, and the Committee shall maintain adequate records of the cost basis of all shares of Stock allocated to each Member's ESOP Account and furnish such information to the Trustee regarding the same as may be necessary to allow the Trustee to perform its duties under this section upon the written request of the Trustee. From time to time, the Committee may modify the accounting procedures for the purpose of achieving equitable and nondiscriminatory allocations among the ESOP Accounts of Members in accordance with the general concepts of the Plan and the provisions of this section.

    5.12  Distributions and Withdrawals.  A Member may elect to receive
          -----------------------------
distributions and withdrawals from the Member's ESOP

Account in the same manner as permitted under Article IX for distributions and withdrawals from the Matching Contributions Account of amounts invested in the Stock Fund; provided, however, that withdrawals of Stock shall be made in the following order: (a) from the Matching Contributions Account Stock Fund, (b) from the ESOP Account described in Appendix B, (c) from the ESOP Account described in Appendix C, and (d) from any other ESOP in which the Member participates. A Member who elects to receive a lump-sum distribution from the ESOP Account may receive such distribution in Stock.

    5.13  Transfers from ESOP Account.  Each Member may elect quarterly, by
          ---------------------------
giving notice at a time and in a manner specified by the Plan Administrator, to have Stock in the Member's ESOP Account transferred from the ESOP (in whole-share increments) to the Member's Matching Contributions Account under the Plan, liquidated and invested in one or more of the Funds (other than the Stock
Fund), except that, unless the Member has reached age 55 and participated in the ESOP for 10 years, (a) no such transfer shall be allowed if the Member has any Stock in any other Account under the Plan (not including any other ESOP Account) and (b) a Member may not transfer Stock from the Member's ESOP
Account in any quarter in which the Member transfers any amount in the Member's Account to the Stock Fund. In addition, any transfer shall be made in the following order: (1) from the ESOP Account described in Appendix B, (2) from the ESOP Account described in Appendix C, and (3) from any other ESOP Account of the Member.

    5.14  Voting Stock.  A Member shall be entitled to direct the exercise of
          ------------
voting rights or other rights with respect to the Stock allocated to the Member's ESOP Account. The Committee shall provide to each Member materials pertaining to the exercise of such rights containing all the information distributed to shareholders as part of BB&T Financial Corporation's distribution of such information to shareholders, together with a form directing the Committee to vote such Member's Stock as instructed. The Committee shall direct the Trustee to vote Stock allocated to ESOP Accounts in accordance with such direction. As to Stock for which the Committee does not receive timely and proper direction from any Member (or Beneficiary) (including unallocated shares held in the ESOP Suspense Account and the ESOP Holding Account), the Committee shall direct the Trustee to vote such Stock in the ESOP in the same proportion that it directs the Trustee to vote Stock in the ESOP as to which timely and proper directions are received.

    5.15  Vesting.  A Participant shall vest in the Participant's ESOP Account
          -------
in the manner described in the applicable Appendix.

    5.16  Loans.  No loans to Members or Beneficiaries shall be permitted from
          -----
an ESOP Account.

    5.17  Limitation on Annual Additions.  To the extent the limitation on
          ------------------------------
annual additions of section 4.6 is exceeded for a Participant, the Participant's Tax-Deferred Contributions under section 4.1 shall be reduced prior to reduction of contributions under this Article V and the applicable Appendix.

                       Article VI.  Investment Elections
                       ---------------------------------

     6.1  Investment of Contributions and Transferred Assets.  Except as
          --------------------------------------------------
otherwise provided in Article V, Appendix B, and the subsequent Appendixes, each Member may elect to have the contributions made on the Member's behalf, and any assets rolled over or transferred to the Member's Rollover Contributions Account pursuant to a qualified asset transfer described in section 2.1(a)(4)(B), invested in increments of 5 percent of the total in any one or more of the Funds.

     6.2  Investment Transfers.  Except as otherwise provided in Article V,
          --------------------
Appendix B, and the subsequent Appendices, each Member may elect quarterly, by giving notice at a time and in a manner specified by the Plan Administrator, to have the assets in any Fund transferred to any one or more of the other Funds. Any such election shall take effect as of the date specified in the notice or as of any later date determined under the Plan Administrator's rules and procedures.

     6.3  Investment Elections.  Each Member may make the election described in
          --------------------
section 6.1 by filing an election form with the Plan Administrator upon becoming a Member. Such elections may be changed as of the first day of any month by giving notice at a time and in a manner specified by the Plan Administrator.

          6.4  Transfer of Assets.  The Plan Administrator shall direct the
               ------------------
Trustee to transfer moneys or other property from one Fund to another Fund as may be necessary to carry out the Members' transfer transactions in accordance with uniform rules established by the Plan Administrator.

                 Article VII.  Accounts and Records of the Plan
                 ----------------------------------------------

          7.1  Accounts and Records.  The Accounts and records of the Plan shall
               --------------------
be maintained by the Committee and shall accurately disclose the status of the Accounts of each Member or the Member's Beneficiary in the Plan.

Each Member shall be advised from time to time, at least once during each Plan Year, as to the status of the Member's Account.

          7.2  Trust Fund.  Each Member shall have an undivided proportionate
               ----------
interest in the Trust Fund which shall be measured by the proportion that the market value of the Member's Account bears to the total market value of all Accounts as of the date that this interest is being determined.

          7.3  Valuation and Allocation of Expenses.  As of each Adjustment
               ------------------------------------
Date, the Trustee shall determine the fair market value of the Trust Fund after first deducting any expenses which have not been paid by the Employers in their sole and absolute discretion. The value of any Stock held by the Trust Fund shall be determined as of the Adjustment Date. Unless paid by the Employers in their sole and absolute discretion, and subject to any limitations imposed by the Act or other applicable law, all costs and expenses incurred in connection with the general administration of the Plan and the Trust Fund shall be chargeable to the Trust Fund.

          7.4  Allocation of Earnings and Losses.  Except as otherwise provided
               ---------------------------------
in Article V, Appendix B, and the subsequent Appendices, as of each Adjustment Date, the Committee, with the assistance of the Trustee, shall allocate the net earnings and gains or losses of each Fund within the Trust Fund since the preceding Adjustment Date to each Member's Account in the same proportion that the market value of the Member's Account bears to the total market value of all Members' Accounts. For this purpose, the Committee shall adopt uniform rules which conform to applicable law and generally accepted accounting practices. The foregoing shall not apply to the loan fund which shall be accounted for separately so that interest on a Member's loan is credited solely to the Member's Account.

          7.5  Voting of Stock.  Except as otherwise provided in Article V,
               ---------------
Appendix B, and the subsequent Appendices, each Member shall be entitled to vote as to any matter any whole and/or fractional shares of Stock which have been allocated to the Member's Account in accordance with the rules and procedures promulgated by the Committee. Stock in the Stock Fund for which no voting instructions are received shall be voted by the Trustee in the same proportion as the Stock in the Stock Fund for which instructions are received from Members.

                             Article VIII.  Vesting
                             ----------------------

          8.1  Vesting.  Except as otherwise provided in section 8.2, Appendix
               -------
B, and the subsequent Appendices, a Member shall, at all times, have a fully vested and nonforfeitable interest in the Member's Account.

          8.2  Misconduct Clause.  The Matching Contributions Account of a
               -----------------
Member who engages in misconduct including, but not limited to, embezzlement, larceny, theft, and other dishonest acts, or who engages in direct competition with an Employer while an Eligible Employee shall vest in accordance with the following schedule:

          Years of Continuous Service   Vested Percentage
          ---------------------------   -----------------
                      0-5                       0%
                   5 or more                  100%



Notwithstanding the preceding provisions, a Member shall be 100 percent vested in his or her Matching Contributions Account if the Member attains age 65 prior to his or her Termination of Service.

          8.3  Forfeitures.  If a Member's Account is not fully vested on the
               -----------
Member's Termination of Service, the unvested portion of the such Account shall be deemed forfeited by the Member as of the Adjustment Date coincident with or next following such Termination of Service. These forfeitures shall be used to reduce the Employer's contributions as provided in section 4.4.

          8.4  Treatment of Forfeitable Amounts.
               --------------------------------
          (a)  Restoration of Forfeitures. If a Member is reemployed by the
               --------------------------
               Employer prior to incurring five consecutive one-year Breaks in Service, the amount of any forfeiture described in section 8.3 shall be restored.

               Restored forfeitures shall be credited to the Member's Matching Contributions Account (or an ESOP Account under Article V, as appropriate) as soon as administratively practicable following the Member's reemployment date. Forfeitures shall be restored first from current forfeitures with respect to Accounts of other Members. To the extent such other forfeitures are insufficient, an additional Employer contribution shall be made.
          (b)  Five Consecutive One-Year Breaks in Service.  If a Member is not
               -------------------------------------------
               reemployed by the Employer prior to incurring five consecutive Breaks in Service, the Member shall permanently forfeit the portion of the Member's Account that had not become nonforfeitable under sections 8.1 and 8.2.

                           Article IX.  Distributions
                           --------------------------

     9.1  Entitlement to Distribution Upon Death of Member.
          ------------------------------------------------
     (a)  Death of Member.  In the event of a Member's death before the complete
          ---------------
          distribution of the Member's Account balance, the Beneficiary of the Member shall be entitled to receive the entire balance remaining in the Member's Account as of the first Adjustment Date coincident with or next following the Member's death, as provided in sections 9.3 and 9.4.
     (b)  Designation of Beneficiary.
          --------------------------
          (1)  General Rule.  Each Member may designate one or more persons as
               ------------
               Beneficiary to receive the Member's Account balance in the event of the Member's death. Each designation shall be made on a form provided by the Plan Administrator, shall be effective only when filed in writing with the Plan Administrator, and shall revoke all prior designations, subject to paragraph (2) below.
          (2)  Rule for Surviving Spouses.  A Member's surviving spouse shall be
               --------------------------
               the Member's sole Beneficiary unless, before the Member's death, one or more other persons have been named pursuant to a qualified alternate designation (as defined in paragraph (3)) made and filed with the Plan Administrator before the Member's death or unless the Plan Administrator determines that the consent otherwise required under paragraph (3) could not have been obtained because the Member's spouse could not be located or because of any other circumstances the Secretary of Treasury shall prescribe by regulation.
          (3)  Qualified Alternate Designation.  A designation shall be a
               -------------------------------
               qualified alternate designation only if--

               (A) the Member, in a signed written instrument, designates by name one or more persons to be Beneficiary in lieu of, or along with, the Member's surviving spouse;
               (B) the Member's surviving spouse (if any), determined at the time of the Member's death, gives written consent to this waiver that states the Beneficiary designated by the Member and acknowledges the effect of this consent; and
               (C) this consent is witnessed by a notary public or a Plan representative.
               A qualified alternate designation may not be changed without spousal consent. Any spousal consent to a qualified alternate designation shall be irrevocable.
          (4)  Default Beneficiary.  If no person is otherwise designated under
               -------------------
               this subsection, or if a designation is revoked in whole or in part, or if no designated Beneficiary survives the Member, the Member's Beneficiary shall be the surviving spouse or, if there is no surviving spouse, the Member's estate.
          (5)  Death of Beneficiary.  If the Beneficiary is receiving or is
               --------------------
               entitled to receive payments from the Trust Fund and dies before receiving all the payments due the Beneficiary, any remaining payments shall be made to a contingent Beneficiary, if any. If there is no contingent Beneficiary, the balance shall be paid to the estate of the Beneficiary as of the Adjustment Date coincident with or next following the date of the Beneficiary's death.

          If any payment is made under the Plan to any Beneficiary, in reasonable reliance on (A) a written statement by the Member that the Member was unmarried, (B) a spousal consent that on its face conformed to the requirements set forth above, or (C) evidence establishing to the Plan Administrator's satisfaction that a Member's spouse could not be located at the time of a Beneficiary designation, the Plan's liability for death benefits shall be satisfied, to the extent of such payment, and the Plan shall have no liability to any spouse to such extent.

     9.2  Distribution Upon Termination of Service for Reasons Other Than Death.
          ----------------------------------------------------------------------
Upon a Member's Termination of Service for reasons other than death, the Member shall be entitled to the distribution of the vested portion of the Member's Account as of the Adjustment Date provided in section 9.4.

     9.3  Form of Benefit Payments.
          ------------------------
     (a)  Optional Forms.  Except as provided in section 9.4(b), the
          --------------
          distribution of a benefit to a Member or Beneficiary under section 9.1 or 9.2 shall be made in either of the following ways as the Member or Beneficiary shall elect:
          (1)  in a lump sum;
          (2) subject to section 9.8, in installments payable in substantially equal amounts continuing over a period certain as elected by the Member, not exceeding the longest of 15 years, the Member's life expectancy, or the life expectancy of the Member and the Member's Beneficiary, provided that in no event will payments under this paragraph (2) be less than $100 per month; or
          (3)  any combination of the above.
     (b)  Earnings and Losses.  Amounts payable hereunder shall continue to
          -------------------
          accrue earnings and losses under

          section 7.4, Article V, Appendix B, and the subsequent Appendices pending such payment.
     (c)  Stock Distributions.  Subject to section 5.12, the Member or
          -------------------
          Beneficiary may elect to have any withdrawal or other distribution from the Stock Fund or from the ESOP Account paid either in cash or shares of Stock held in that Fund or Account.

     9.4  Time of Benefit Payments.
          ------------------------
     (a)  General Rule.  Except as otherwise provided in subsections (b), (c),
          ------------
          and (d), and section 9.8, distribution of benefits under the Plan shall commence as soon as practicable following the Adjustment Date coincident with or next following the later of (1) the date on which the Member attains age 65 or (2) the Member's Termination of Service.
     (b)  Small Amounts.  If a Member incurs a Termination of Service before age
          -------------
          65 and the vested value of the Member's Account as of the first Adjustment Date coincident with or next following such Termination of Service is not greater than $3,500, distribution shall be made in a single lump sum in cash or shares as soon as practicable following said Adjustment Date.
     (c)  Earlier or Later Distribution Upon Consent.  If a Member incurs a
          ------------------------------------------
          Termination of Service, and the Member's vested Account balance as of the first Adjustment Date coincident with or next following such Termination of Service is greater than $3,500, distribution may commence as soon as practicable after said Adjustment Date, or any later Adjustment Date, as the Member requests in writing. In no event, may distribution be deferred beyond the time described in section 9.8(a).
     (d)  Distributions Upon Death.  A distribution to a Beneficiary under
          ------------------------
          section 9.1 shall be made as soon as
          practicable following the first Adjustment Date coincident with or next following the Member's death, unless the Beneficiary elects to defer distribution until a later date. In no event may distribution be deferred beyond the time described in section 9.8(a).

     9.5  Voluntary Withdrawals.
          ---------------------
     (a)  Order of Withdrawal.  A Member who is an Employee may withdraw (but
          -------------------
          not more often than twice in any Plan Year), upon giving notice to the Plan Administrator at a time and in a manner specified by the Plan Administrator, all or a portion of the nonforfeitable funds in the Member's Account (valued as of the Adjustment Date immediately preceding the withdrawal), except funds in the Member's Tax-Deferred Contributions Account, in the following order:
          (1) the portion of the Member's Prior Plans Account representing the Member's after-tax contributions (and related earnings);
          (2) the portion of the Member's Prior Plans Account representing Employer contributions (and related earnings);
          (3)  the Member's Matching Contributions Account;
          (4)  the Member's Rollover Contributions Account;
          (5)  the Member's ESOP Account under Appendix B;
          (6)  the Member's ESOP Account under Appendix C; and
          (7) any other employee stock ownership account maintained under the Plan for the Member.
     (b)  Rules Governing Withdrawals.
          ---------------------------
          (1)  Selection of Fund for Withdrawal.  Any distribution under this
               --------------------------------
               section or section 9.6 shall be made from the Funds in the proportion determined by the Member. Distributions from the Stock Fund and the accounts described in Appendix B and the subsequent Appendices shall be in whole shares of Stock, unless the Member, by filing a written request with the Committee, demands distribution to be made in cash. Fractional shares shall be paid in cash. For purposes of distribution under the Plan, the value of Stock shall be the cash actually received from the sale of such stock (less commissions, if any).
          (2)  Restrictions on Withdrawals of Matching Contributions.  No
               -----------------------------------------------------
               amounts may be withdrawn from the Matching Contributions Account, or any ESOP Account under Appendix B or the subsequent Appendices, unless the Member making the withdrawal has been participating in the Plan for at least 60 months or unless the amounts being withdrawn have been in the Member's Account for at least 24 months.

     9.6  Hardship Withdrawals.  A Member who is an Employee may make a hardship
          --------------------
withdrawal from the Member's Tax-Deferred Contributions Account. The amount of hardship withdrawal shall be limited to (i) the Member's Tax-Deferred Contributions (or other similar pretax contributions under Code section 401(k) for Members whose accounts under plans maintained by prior employers were transferred into this Plan, to the extent these contributions can be specifically identified) plus (ii) earnings attributable to the Member's Tax-Deferred Contributions and similar pretax contributions as of December 31, 1988 (to the extent such earnings can be specifically identified). A withdrawal is on account of hardship only if it is on account of an immediate and heavy financial need of the Member and the amount withdrawn is necessary to satisfy such need. A distribution will be on account of an immediate and heavy financial need only if it is on account of--
     (a) medical expenses described in Code section 213(d) incurred by the Member, the Member's spouse, or any dependents of the Member or necessary for any such person to obtain medical care described in section 213(d);
     (b) purchase (excluding mortgage payments) of a principal residence of the Member;
     (c) payment of tuition and related educational fees for the next 12 months of postsecondary education for the Member, or the Member's spouse, children, or dependents;
     (d) the need to prevent the eviction of the Member from the principal residence or foreclosure on the mortgage of the Member's principal residence; or
     (e) any other situation deemed under regulations issued by the Internal Revenue Service to constitute an immediate and heavy financial need for purposes of Code section 401(k).
A hardship withdrawal shall be deemed necessary to satisfy an immediate and heavy financial need described above, if the following requirements are met:
          (1) the distribution does not exceed the amount of the Member's immediate and heavy financial need;
          (2) the Member has previously obtained all other distributions and nontaxable loans currently available from the Employers' plans;
          (3) all plans maintained by the Employers suspend all Member contributions for the 12-month period following receipt of the hardship distribution; and
          (4) contributions (if any) made by the Member for the Plan Year during which the suspension in paragraph (3) ends shall not, when aggregated with contributions in the Plan Year the suspension begins, exceed the limitation imposed under Code section 402(g).

A Member shall not fail to be treated as an eligible Employee for the purpose of section 4.5 merely because the Member's contributions are suspended pursuant to paragraph (3) or (4).

     9.7  Eligible Rollover Distributions.  This section applies to
          -------------------------------
distributions made on or after January 1, 1993.
     (a)  General Rule.  Notwithstanding any provision of the Plan to the
          ------------
          contrary that would otherwise limit a distributee's election under this subsection, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.
     (b)  Definitions.
          -----------
          (1)  Eligible rollover distribution.  An eligible rollover
               ------------------------------
               distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code section 401(a)(9); and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).
          (2)  Eligible retirement plan.  An eligible retirement plan is an
               ------------------------
               individual retirement account described
               in Code section 408(a), an individual retirement annuity described in Code section 408(b), an annuity plan described in Code section 403(a), or a qualified trust described in Code section 401(a), that accepts the distributee's eligible
               rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or an individual retirement annuity.
          (3)  Distributee.  A distributee includes an employee or former
               -----------
               employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code section 414(p), are distributees with regard to the interest of the spouse or former spouse.
          (4)  Direct rollover.  A direct rollover is a payment by the Plan to
               ---------------
               the eligible retirement plan specified by the distributee.

     9.8  Limitations on Distributions.
          ----------------------------
     (a)  Required Commencement Date.  Notwithstanding the foregoing provisions
          --------------------------
          of this Article IX, unless the Member otherwise elects in writing, distribution to a Member shall not take place later than the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:
          (1)  the Member's attainment of age 65;
          (2) the Member's tenth anniversary of the date on which the Member's commenced participation in the Plan; or
          (3)  the Member's Termination of Service.

          In no event will a Member's Account be distributed later than the April 1 following the calendar year in which the Member attains age 70-1/2. In the case of a Member who has attained age 70-1/2 before January 1, 1988, or during calendar year 1988, this subsection shall be modified, as appropriate, to reflect the transitional rules under section 1121(d)(4) of the Tax Reform Act of 1986 and any regulations, notices, or similar pronouncements of the Internal Revenue Service.

          All distributions under this Plan shall be made in accordance with Code section 401(a)(9). Provisions of the Plan regarding the payment of distributions shall be interpreted and applied in accordance with Code section 401(a)(9).
     (b)  Incidental Death Benefit.  The minimum amount which must be
          ------------------------
          distributed each calendar year shall be the amount determined by dividing the balance in the Member's Account by the "applicable divisor." The "applicable divisor" shall be determined under regulations issued by the Secretary of the Treasury, including the minimum distribution incidental benefit requirements of Code section 401(a)(9).

                          Article X.  Loans to Members
                          ----------------------------

    10.1  Administrator Authorized to Make Loans.
          --------------------------------------
     (a)  Current Employees.  Except as otherwise provided in Article V,
          -----------------
          Appendix B, and the subsequent Appendices, upon application of a Member who is currently an Employee, the Plan Administrator may direct the Trustee to make a cash loan to the Member from the Member's Account. Whether these loans are made, as well as their amounts and terms, shall be in the sole discretion of the Plan Administrator (exercised in a nondiscriminatory manner), subject to the provisions of this Article. Appropriate disclosure shall be made pursuant to the Truth in Lending Act to the extent applicable.
     (b)  Other Eligible Persons.  Loans shall also be available on a reasonably
          ----------------------
          equivalent basis to a Member or Beneficiary who is a "party in interest," as such term is defined in section 3(14) of the Act.
     (c)  Owner-Employees and Shareholder-Employees.  Notwithstanding any other
          -----------------------------------------
          provision of this Article, no loan shall be made to an owner-employee, a member of the family of an owner-employee, or a shareholder-employee, as these terms are defined in Code section 4975(d), except as permitted under the applicable provisions of the Act and the Code.

    10.2  Amount of Loans.
          ---------------
     (a)  Minimum Amount.  The minimum amount of any loan permitted under this
          --------------
          Article shall be $1,000.
     (b)  Maximum Amount.  The amount of such loan (when added to the
          --------------
          outstanding balance of all loans to the Member from the Member's Account) shall not exceed the lesser of--
          (1)  $50,000, reduced by the excess (if any) of--

               (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the loan was made, over
               (B) the outstanding balance of loans from the Plan on the date the loan is made; or
          (2)  50 percent of the Member's Account at the relevant time.
          The amount of the loan also shall not exceed the value of the Member's Account exclusive of any ESOP Account under this Plan.
     (c)  Collateral.  A portion of the Member's Account equal to the amount of
          ----------
          the loan shall be used as collateral to secure the loan.

    10.3  Interest.  Each loan made under the Plan shall bear a rate of interest
          --------
equal to the prime rate charged by the Company at the time the loan is made, plus one percentage point.

    10.4  Term.  A loan shall be for the term (in whole-year increments)
          ----
requested by the Member but shall not exceed five years. Loans shall be made as of an Adjustment Date chosen by the Plan Administrator. Only one loan may be outstanding to a Member at any time, and only one loan request may be submitted by a Member in a Plan Year.

    10.5  Repayment.
          ---------
     (a) Loans shall be repaid in equal installments, one per pay period (but in no event less than quarterly), representing a combination of interest and principal, sufficient to amortize the loan during its term. Upon a change of the Member's payroll period, repayment amounts shall be adjusted if necessary to reflect the change.
     (b) Payments by active Employees shall be made through payroll withholding.

     (c) Except as provided in subsection (d), should there be an outstanding loan balance with respect to a Member at the time of the Member's Termination of Service, the remaining balance shall become immediately due and payable as of the last day of the month in which the Termination of Service occurs. If the Member does not repay the full loan balance upon Termination of Service, the Member's Account shall be offset by the unpaid loan balance as soon as practicable following Termination of Service. The loan shall be considered fully repaid as of the date of this reduction.
     (d) If a Member described in section 10.1(b) has an outstanding loan balance upon Termination of Service, the Member shall be permitted to repay the loan by making regular installment payments equal to the amount determined under subsection (a). If the Member does not continue to repay the loan after Termination of Service, the Member's Account shall be adjusted in the manner described in subsection (c).
     (e) Prepayments may be made without penalty but must include the full amount of outstanding principal.

    10.6  Loans Treated as Plan Investments.
          ---------------------------------
     (a) Loan proceeds distributed to a Member shall be charged first to the Member's Tax-Deferred Contributions Account; second, the Member's Matching Contributions Account; third, the Member's Prior Plans Account; and fourth, the Member's Rollover Contributions Account.

          Loan proceeds distributed to the Member shall be charged, on a pro rata basis, to each Fund (other than the loan fund) in which the Member's affected subaccount is invested. A promissory note of the face value of the loan shall then be credited as an asset of an individual loan fund established in the Member's name. The value of a Member's Account shall include the amount of principal and accrued interest remaining to be paid under such notes.
     (b) As soon as reasonably practicable following receipt of loan repayments, the Trustee shall credit principal repayments to the appropriate subaccount of the Member to which the amount of loan principal was originally charged, in the reverse order from which the loan originated. Interest payments shall be credited to the Member's subaccounts on a pro rata basis reflecting the relative outstanding principal balances at the time of the payment. The amount of the loan repayment (including principal and interest) shall be invested in the Funds in accordance with the investment election last submitted by the Member pursuant to section 6.1.

    10.7  Documents.  No loan under this Article shall be made until the Member
          ---------
has completed the appropriate forms, and submitted to the Plan Administrator the following:
     (a) a loan application setting forth any information the Plan Administrator deems appropriate;
     (b) a promissory note designating the Trustee as payee, stating the amount, term, repayment schedule, interest rate, and other terms and conditions consistent with this Article;
     (c) the Member's written authorization and direction that the Employer shall withhold each payroll period, and remit to the Trustee, the installment amounts determined under section 10.5(a); and
     (d) a security agreement granting a conditional security interest in the Member's Account to the Trustee as security for repayment of the loan.

                     Article XI.  Amendment and Termination
                     --------------------------------------

    11.1  Amendment and Termination.  The Company expects the Plan to be
          -------------------------
permanent, but the Company must necessarily and does hereby reserve the right to amend or modify in any respect, or to terminate, the Plan at any time, for any reason whatsoever, by written resolution of the Board or any of its committees or, to the extent permissible, by written instrument signed by the appropriate officers of the Company. The Company may make any modifications or amendments to the Plan, retroactively if necessary or appropriate, to qualify or maintain the Plan as a plan meeting the requirements of Code section 401(a) or of the Act.

No amendment of the Plan shall cause any part of the Trust Fund to be used for or diverted to purposes other than the exclusive benefit of the Members, their surviving spouses, or their beneficiaries covered by the Plan. No plan amendment may decrease the accrued benefit of any Member. Retroactive plan amendments may not decrease the accrued benefit of any Member determined as of the time the amendment was adopted. The Committee shall have the right to amend or modify the Plan by vote of its members; provided, however, that such amendments shall be administrative in nature, or mandated by any applicable law, and shall not increase the costs of the Plan.

    11.2  Vesting on Termination or Partial Termination.  Upon a complete or
          ---------------------------------------------
partial termination of the Plan or complete discontinuance of contributions to the Plan (within the meaning of Treasury Regulations section 1.411(d)-2), no further contributions shall be made under the Plan; all accrued benefits credited to the Account of each Member (or, in the case of a partial termination, each affected Member within the meaning of Treasury Regulations section 1.411(d)-2) shall fully vest; and the Accounts of any affected Members shall be distributed at the time and in the manner specified in Article IX.


    11.3  Merger, Consolidation, or Transfer.  In the case of any merger or
          ----------------------------------
consolidation of the Plan with, or any transfer of assets and liabilities of the Plan to, any other plan, provision shall be made so that each Member would, if the Plan were then terminated, receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit the Member would have been entitled to receive immediately before the merger, consolidation, or transfer if the Plan had then been terminated.

                    Article XII.  Administration of the Plan
                    ----------------------------------------

    12.1  Plan Administrator.  The general administration of the Plan shall be
          ------------------
carried out by a Committee, appointed by the Board, which shall act as the "plan administrator" and the "named fiduciary" within the meaning of Title I of the Act. The Committee shall have the authority to delegate to one or more persons the duties and responsibilities of Plan Administrator. The Committee shall consist of at least three members who shall serve at the pleasure of the Board.

    12.2  Appointment to and Resignation from the Committee.  The Board may
          -------------------------------------------------
remove any member of the Committee at any time. In the event of the removal, death, resignation, or inability to act of a member, the Board may appoint a successor. Appointment and removal shall be by vote of the Board and shall be effective upon the filing with the Trustee of a certificate setting forth such action. Any member of the Committee may resign at any time, effective upon delivering a written resignation to the Board.

    12.3  Powers and Duties of the Committee.  Except as to powers and duties
          ----------------------------------
and the determination of questions herein expressly reserved to the Company or an Employer or given to the Trustee, the Committee shall have full charge of the administration of this Plan with all powers necessary to enable it properly to carry out its duties. These powers shall include (without limitation) the authority to interpret the Plan and to determine all questions relating to (a) the interpretation of the Plan; (b) the eligibility of Participants; (c) the dates and other considerations regarding participation or termination of employment; and (d) the benefit to which any Member or Beneficiary may become entitled hereunder, all in its sole and absolute discretion. Any exercise of these powers by the Committee shall be conclusive and binding upon all persons having or claiming to have any interest or right under the Plan and shall be given the maximum deference allowed by law. The Committee shall have the power to direct the Trustee to obtain Loans (as defined in Article V), and to direct the Trustee with respect to the investment of all assets and income held under the Plan.

    12.4  Action by Majority of the Committee.  All action by the Committee
          -----------------------------------
hereunder shall be authorized by a majority of the members, either by vote at a meeting or by a writing signed by the majority. The Committee may certify to the Trustee, by majority vote or action as provided for herein, the name of one member of the Committee authorized to act for it in its relationship with the Trustee. The Trustee shall be and hereby is authorized to act in pursuance of the written instructions of any member of the Committee so designated.

    12.5  Rules and Regulations of the Committee.  The Committee may make such
          --------------------------------------
rules and regulations in connection with its administration of the Plan as are consistent with the terms and provisions hereof.

    12.6  Conclusiveness of Reports, Etc.  The members of the Committee, and the
          ------------------------------
Company and any other Employer and their officers and directors, shall be entitled to rely upon all tables, valuations, certificates, and reports furnished by any enrolled actuary selected by the Committee, upon all certificates and reports made by any accountant selected by the Committee, the Company, or any other Employer, and upon all opinions given by any legal counsel selected by the Committee. The members of the Committee, and the Company and any other Employers and their officers and directors, shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon any such actuary, accountant, or counsel, and all action so taken or suffered shall be conclusive upon all persons.

    12.7  Claims Procedure.  If any claim for benefits under the Plan is wholly
          ----------------
or partially denied, the claimant shall be given notice in writing of such denial within 90 days after receipt of the claim (or within an additional 90 days if special circumstances require an extension of time, and written notice of the extension shall be furnished to the claimant). Notice of the denial shall set forth the following information:
     (a)  the specific reason or reasons for the denial;
     (b) specific reference to pertinent Plan provisions on which the denial is based;
     (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why this material or information is necessary;
     (d) an explanation that a full and fair review by the Committee of the decision denying the claim may be requested by the claimant or the claimant's authorized representative by filing with the Committee, within 60 days after this notice has been received, a written request for such review; and
     (e) a statement that, if a request is so filed, the claimant or the claimant's authorized representative may review pertinent documents and submit issues and comments in writing within the same 60-day period specified in subsection (d).

The decision of the Committee upon review shall be made promptly, and not later than 60 days after the Committee's receipt of the request for review, unless special circumstances require an extension of time for processing. In such a case, the claimant shall be notified and a decision shall be rendered as soon as possible, but not later than 120 days after receipt of the request for review. If the claim is denied, wholly or in part, the claimant shall be given a copy of the decision promptly. The decision shall be in writing and shall include specific reasons for the denial, shall include specific references to the pertinent Plan provisions on which the denial is based, and shall be written in a manner calculated to be understood by the claimant.

    12.8  Employment of Agents.  The Committee may employ agents, including
          --------------------
without limitation custodians, accountants, consultants, or attorneys, to exercise and perform the powers and duties of the Committee as the Committee delegates to them, and to render such services to the Committee as the Committee may determine. The Committee may enter into agreements setting forth the terms and conditions of such service. The Committee may appoint an independent public accountant to audit the Plan. The compensation of these agents shall be an expense chargeable in accordance with section 12.9.

    12.9  Compensation and Expenses of Committee.  Unless otherwise determined
          --------------------------------------
by the Company, the members of the Committee shall serve without compensation for services as such, but all expenses of the Committee shall be paid in accordance with the provisions of section 15.4. These expenses shall include any expenses incident to the functioning of the Plan, including without limitation attorneys' fees and the compensation of other agents, accounting and clerical charges, expenses, if any, of being bonded as required by the Act, and any other costs of administering the Plan.

   12.10  Indemnity for Liability.  To the extent permitted by law, the Company
          -----------------------
shall indemnify each member (and former member) of the Committee, and any other current or former Employee, officer, or director of the Company or the Employers, against any and all claims, losses, damages, and expenses, including counsel fees, and any liability, including any amounts paid in settlement with the Company's approval, incurred by any such person on account of such person's action, or failure to act, in connection with the Plan, except when the same is judicially determined to be attributable to the gross negligence or willful misconduct of such person.

                       Article XIII.  Trust Arrangements
                       ---------------------------------

    13.1  Appointment of Trustee.  A Trustee for the Plan shall be named in the
          ----------------------
Trust Agreement, and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and in the Trust Agreement.

    13.2  Removal of Trustee; Appointment of Other Trustee.  The Company
          ------------------------------------------------
reserves the right to remove the Trustee at any time and to appoint a successor Trustee.

    13.3  Change in Trust Agreements.  The Company may from time to time enter
          --------------------------
into such further agreements with a Trustee or other parties and make such amendments to Trust Agreements, as it may deem necessary or desirable to carry out the Plan. Such action shall be taken by written resolution of the Board or any of its committees or, to the extent permissible, by written instrument signed by the appropriate officers of the Company. The Company may take such other steps and execute such other instruments as it may deem necessary or desirable to put the Plan into effect or to execute it.

    13.4  Trust Fund.  All deposits under this Plan shall be paid to the Trustee
          ----------
and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be retained for the exclusive benefit of Members and Beneficiaries and shall be used to pay benefits under the Plan or to pay administrative expenses of the Plan and of the Trust Fund, to the extent not paid by the Company or an Employer in its sole and absolute discretion. Assets of the Trust Fund shall not revert to or inure to the benefit of the Company or an Employer, except as provided in section 13.5.

    13.5  Reversion of Employer Contributions.
          -----------------------------------

     (a) Notwithstanding anything to the contrary contained in this Plan, if the Internal Revenue Service initially determines that the Plan does not meet the requirements of Code section 401, the Employer shall be entitled to receive a return of all its contributions made hereunder.
     (b) That portion of a contribution made by the Employer by a mistake of fact shall be returned to the Employer within one year after the payment of the contribution.
     (c) That portion of a contribution made by the Employer and disallowed by the Internal Revenue Service as a deduction under Code section 404 shall be returned to the Employer within one year after the Internal Revenue Service disallows the deduction. All contributions by Employers are strictly conditioned on their deductibility under Code section 404.
     (d) Earnings attributable to the contributions to be returned under this section shall not be returned to the Employer, and any losses attributable to such contributions shall reduce the amount returned.

                    Article XIV.  Top-Heavy Plan Provisions
                    ---------------------------------------

    14.1  Application of Top-Heavy Provisions.  The top-heavy provisions of this
          -----------------------------------
Article shall be applied as follows.
     (a)  Single Plan Determination.  Except as provided in subsection (b)(2)
          -------------------------
          below, if as of the Applicable Determination Date the aggregate of the Account balances of Key Employees under the Plan exceeds 60 percent of the aggregate amount of the Account balances of all Employees (other than former Key Employees) under the Plan, the Plan will be top-heavy, and the provisions of this Article shall become applicable. For the purposes of this Article--
          (1) Account balances shall include the aggregate amount of any distributions made with respect to the Employee during the five-year period ending on the Applicable Determination Date and any contribution due but unpaid as of said Applicable Determination Date; and
          (2) the Account balance of any individual who has not performed services for the Company or the Affiliates at any time during the five-year period ending on the Applicable Determination Date shall not be taken into account.

          The determination of the foregoing ratio, including the extent to which distributions, rollovers, and transfers shall be taken into account, shall be made in accordance with Code section 416.
     (b)  Aggregation Group Determination.
          -------------------------------
          (1) If as of the Applicable Determination Date the Plan is a member of a Required Aggregation Group which is top-heavy, the provisions of this Article shall become applicable. For purposes of this subsection (b), an Aggregation Group shall be top-heavy, as of the Applicable Determination Date, if the sum of--

               (A) the aggregate of Account balances of Key Employees under all defined contribution plans in the group, and
               (B) the present value of accrued benefits for Key Employees under all defined benefit plans in the group exceeds 60 percent of the same amounts determined for all employees (other than former Key Employees) under all plans included within the Aggregation Group. The determination of the foregoing ratio, including the extent to which distributions (including distributions from terminated plans), rollovers, and transfers are taken into account, shall be made in accordance with Code section 416.
          (2) If the Plan is top-heavy under subsection (a) above, but the Aggregation Group is not top-heavy, this Article shall not be applicable.
     (c)  The Committee.  The Committee shall have responsibility to make all
          -------------
          calculations to determine whether the Plan is top-heavy.

    14.2  Definitions.  For purposes of this Article, the following definitions
          -----------
apply.
     (a)  Aggregation Group means a required aggregation group or a permissive
          -----------------
          aggregation group as follows.
          (1)  Required Aggregation Group.  All plans maintained by the Company
               --------------------------
               and the Affiliates in which a Key Employee participates shall be aggregated to determine whether or not the plans, as a group, are top-heavy. Each other plan of the Company and the Affiliates which enables this Plan to meet the requirements of Code section 401(a) or section 410 shall also be aggregated.
          (2)  Permissive Aggregation Group.  One or more plans maintained by
               ----------------------------
               the Company and the Affiliates, which are not required to be aggregated, may be aggregated with each other or with plans under paragraph (1) if such group would continue to meet the requirements of Code sections 401(a)(4) and 410 with these plan(s) being taken into account.
     (b)  Applicable Determination Date shall mean, with respect to the Plan,
          -----------------------------
          the Determination Date for the Plan Year of reference and, with respect to any other plan, the Determination Date for any Plan Year of the plan which falls within the calendar year as the Applicable Determination Date of the Plan.
     (c)  Determination Date shall mean, with respect to the initial plan year
          ------------------
          of a plan, the last day of the Plan Year and, with respect to any other plan year of a plan, the last day of the preceding Plan Year of the plan.
     (d)  Key Employee shall mean a Member, former Member, or a Beneficiary as
          ------------
          prescribed in Code section 416(i)(1). Where the individual's compensation is a factor in determining whether the individual is a Key Employee, compensation shall mean compensation as defined by Code section 414(q)(7).

    14.3  Minimum Contribution.  For each Plan Year with respect to which the
          --------------------
Plan is top-heavy, the minimum amount contributed by the Employer under the Plan and the Company and the Affiliates under all other qualified defined contribution plans maintained by the Company and the Affiliates for the benefit of each Participant who is not a Key Employee and who is otherwise eligible for such a contribution shall be the lesser of--

     (a) 3 percent of the nonkey Participant's compensation (as defined in section 14.2(d)) for the Plan Year, or
     (b) the nonkey Participant's compensation (as defined in section 14.2(d)) times a percentage equal to the largest percentage of such compensation of any Key Employee allocated under such plan with respect to any Key Employee for the Plan Year.

This minimum contribution is determined without regard to any Social Security contribution. Contributions attributable to a salary reduction or similar arrangement shall not be taken into account. The minimum contribution provisions stated above shall not apply to any Member who was not employed by the Company or an Affiliate on December 31 of the Plan Year.

This section shall not apply to a Participant covered under a qualified defined benefit plan or a qualified defined contribution plan maintained by the Company or the Affiliates if the Participant's vested benefit thereunder satisfies the requirements of Code section 416(c). Amounts contributed under this section shall be credited to a Member's Matching Contributions Account, and shall be subject to the vesting provisions of this Plan applicable to said Matching Contributions Account.

    14.4  Limit on Annual Additions; Combined Plan Limit.  If the Plan is
          ----------------------------------------------
determined to be top-heavy, Code section 415(e)(2)(B) and 415(e)(3)(B) shall be applied by substituting "1.0" for "1.25." This limitation shall not be applicable, however, if--
     (a) the Plan would not be top-heavy if "90 percent" is substituted for "60 percent" in section 14.1(a) and 14.1(b)(1); and
     (b) for each Plan Year with respect to which the Plan is top-heavy, an Employer contribution is made for Participants who are not Key Employees equal to the sum of 1 percent of the nonkey Participant's compensation for the Plan Year plus the amount of the contribution determined under section 14.3.

                           Article XV.  Miscellaneous
                           --------------------------

    15.1  No Employment Rights Created.  Neither the establishment nor the
          ----------------------------
continuation of the Plan, nor anything contained within the Plan, shall be deemed to give any person the right to continued employment by the Company or the Affiliates, or to affect the right of the Company or the Affiliates to terminate the employment of any individual.

    15.2  Rights to Trust Assets.  No Employee or Beneficiary shall have any
          ----------------------
right to, or interest in, any assets of the Trust Fund upon termination of employment or otherwise, except as specifically provided under the Plan, and then only to the extent of the benefits payable under the Plan to the Employee or Beneficiary out of the assets of the Trust Fund. All payments of benefits as provided for in this Plan shall be made solely out of assets of the Trust Fund, and neither the Company, the Affiliates, nor any fiduciary shall be liable therefor in any manner.

    15.3  Nonalienation of Benefits.  Except to the extent permissible under
          -------------------------
Code sections 401(a)(13) and 414(p), benefits payable under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution, or levy of any kind, either voluntary or involuntary, including any liability which is for alimony or other payments for the support of a spouse or former spouse, or for any other relative of the Employee, prior to actually being received by the person entitled to the benefit under the terms of the Plan. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge, or otherwise dispose of any right to benefits payable hereunder shall be void. The Trust Fund shall not in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any person entitled to benefits hereunder.

The preceding paragraph shall also apply to the creation, assignment, or recognition of a right to any interest or benefit payable with respect to a Member pursuant to a domestic relations order, unless this order is determined to be a qualified domestic relations order (as defined in Code section 414(p)). The Committee shall establish reasonable procedures to determine the qualified status of domestic relations orders and to administer distributions under these qualified orders.

    15.4  Expenses.  All reasonable expenses of the Plan and Trust Fund shall be
          --------
paid by, and constitute a charge upon, the Trust Fund, except to the extent that these expenses may have been paid by the Company or an Employer in its sole and absolute discretion. These expenses shall include any expenses incident to the functioning of the Plan, including, without limitation, attorneys' fees and the compensation of actuaries and other agents, accounting and clerical charges, expenses, if any, of being bonded as required by the Act, and any other costs of administering the Plan.

    15.5  Severability.  In the event that any provision of this Plan is held
          ------------
invalid or illegal for any reason, such invalidity or illegality shall not affect the remaining parts of the Plan, and the Plan shall be enforced and construed as if this provision had never been inserted herein.

    15.6  Governing State.  The Plan shall be construed in accordance with the
          ---------------
laws of the State of North Carolina except to the extent these laws have been preempted by laws of the United States.

    15.7  Facility of Payment.  If the Committee shall find that any person to
          -------------------
whom a benefit is payable from the Trust Fund is unable to care for the person's affairs because of illness or accident, any payments due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee, or other legal representative) may be paid to the recipient's spouse, child, parent, brother or sister, or to any person deemed by the Committee to have incurred expense for such person otherwise entitled to payment. Any such payment shall be a complete discharge of any liability under the Plan therefor.

    15.8  Missing Persons.  If the Committee is unable to locate a proper payee
          ---------------
within one year after a benefit becomes payable, the Committee may treat the benefit as a forfeiture; however, if a claim for benefits is subsequently presented by a person entitled to a payment, the forfeited amount shall be recredited upon verification of the claim, except for those amounts that have been paid pursuant to an escheat or other applicable law.

    15.9  Titles.  The titles of sections are included only for convenience and
          ------
shall not be construed as part of this Plan or in any respect affecting or modifying its provisions.


                              * * * * * * * * * *

    IN WITNESS WHEREOF, BRANCH BANKING & TRUST COMPANY has caused this instrument to be executed by its duly authorized officer, effective as of the date specified in Article I above.

                         BRANCH BANKING & TRUST COMPANY

ATTEST:

                         By:
                             ----------------------------

By:
    ------------------------

                                   APPENDIX A
                                   ----------
                            Special Effective Dates
                            -----------------------

Pursuant to section 1.2 of the Plan, the following provisions of the Plan shall be effective as of the special effective date indicated herein:



 Plan Provision                   Special Effective Date
- ----------------                  ----------------------
Section 2.1(l)                       January 1, 1989

Section 2.1(r)                       January 1, 1987

Section 4.5                          January 1, 1987

Section 4.6                          January 1, 1987

Section 9.8                          January 1, 1989

                                     A.1

                                   APPENDIX B
                                   ----------
                  Profit Sharing Employee Stock Ownership Plan
                  --------------------------------------------

     B.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
          shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Profit Sharing ESOP" shall mean the employee stock ownership plan
           -------------------
          established as a portion of the Plan by Article V and this Appendix B, which is designed to invest primarily in Stock.
     (b)  "Profit Sharing ESOP Account" shall mean the separate account
           ---------------------------
          maintained under the Profit Sharing ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Profit Sharing Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (c)  "Profit Sharing Loan" shall mean any Loan under Article V to the
           -------------------
          Trustee in connection with the Profit Sharing ESOP.

     B.2  Effective Date.  When, and to the extent, authorized in writing by the
          --------------
Board, a Profit Sharing ESOP shall be established under the Plan.

     B.3  Profit Sharing Employer Contributions.  In the event that a Profit
          -------------------------------------
Sharing Loan is made to the Trustee, for each Plan Year each Employer shall make Employer Contributions to the Profit Sharing ESOP in cash or otherwise and at such times as will enable the Trustee to pay principal and/or interest on any such Profit Sharing Loan as they are due, but only to the extent the principal and interest on any such Profit Sharing Loan are not paid, in the sole and absolute discretion of the Committee,

                                     B.1
by means of a dividend on Stock originally given as collateral for such Profit Sharing Loan. In addition, such contributions may be made by the forgiveness of a portion or all of a Profit Sharing Loan. The share of each Employer in the aggregate contribution to the Profit Sharing ESOP for each Plan Year shall be equal to the total amount of contributions to the Profit Sharing ESOP attributable to the Participants who are Employees of such Employer eligible for a Profit Sharing ESOP allocation for the Plan Year, as determined by the Company.

For each Plan Year, each Employer may also make discretionary Employer Contributions to the Profit Sharing ESOP in cash or Stock at such times and in such amounts as the board of directors of each Employer shall determine, subject to the consent of the Company. These discretionary contributions either shall be used to prepay a Profit Sharing Loan or shall be invested in Stock, in the sole and absolute discretion of the Committee.

     B.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Profit Sharing Loans as directed by the Committee. Any pledge of Stock in connection with an Profit Sharing Loan must provide for the release of shares so pledged pursuant to either the General Rule or the Special Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Profit Sharing Loan during a Plan Year shall be made by the Trustee only from (1) any dividends attributable to Stock originally given as collateral for a Profit Sharing Loan, (2) Profit Sharing Contributions and earnings from such Profit Sharing Contributions made to the ESOP to meet the Plan's obligation under an Profit Sharing Loan, and (3) the proceeds of a subsequent Profit Sharing Loan, as determined by the Committee in its sole and absolute discretion.

                                     B.2

     B.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) The Profit Sharing ESOP Account maintained for each Participant shall be credited with the Member's allocable share under section B.6 of Stock purchased and paid for by the Profit Sharing ESOP or contributed in kind to the Profit Sharing ESOP. Stock acquired by the Trustee with the proceeds of a Profit Sharing Loan shall be allocated in accordance with section B.6 to the Profit Sharing ESOP Accounts of Participants as the Stock is released from the Profit Sharing ESOP Suspense Account as provided in section B.4.
     (b) Dividends paid on shares of Stock purchased with the proceeds of a Profit Sharing Loan shall be applied as described in section B.6.

     B.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of a Profit Sharing Loan and released from the Profit Sharing ESOP Suspense Account shall be released from the Profit Sharing ESOP Holding Account and allocated to each Eligible Participant's Profit Sharing ESOP Account in the ratio that the Eligible Participant's Compensation bears to the total Compensation of all Eligible Participants. For purposes of this section, an "Eligible Participant" shall mean an Eligible Employee described in section 3.1.

          Notwithstanding the foregoing, the Board may limit, by a written resolution, the group of Eligible Participants in any Plan Year to any reasonably determinable group of Eligible Employees who are not Highly Compensated Employees.

          Stock not acquired with the proceeds of a Profit Sharing Loan but acquired with, or contributed as, discretionary Employer Contributions under section B.3

                                     B.3
          for the Plan Year shall be allocated to the Profit Sharing ESOP Accounts of Eligible Participants in the same manner as described in the first sentence of this subsection.
     (b) If dividends paid on shares of Stock are used to make a Profit Sharing Loan payment, shares released from the Profit Sharing ESOP Suspense Account as provided in section B.4 shall be allocated to each Eligible Participant's Profit Sharing ESOP Account in the same manner as shares released pursuant to an Employer Contribution as set forth in the first sentence of subsection (a).
     (c) In no event may a Highly Compensated Employee receive an allocation under subsection (a) or (b) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Eligible Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     B.7  Vesting.  A Participant shall vest in the Participant's Profit Sharing
          -------
ESOP Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     B.4

                                   APPENDIX C
                                   ----------
                Employer Matching Employee Stock Ownership Plan
                -----------------------------------------------

     C.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

     The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Employer Matching ESOP" shall mean the employee stock ownership plan
           ----------------------
          established as a portion of the Plan by Article V and this Appendix C, which is designed to invest primarily in Stock.
     (b)  "Employer Matching ESOP Account" shall mean the separate account
           ------------------------------
          maintained under the Employer Matching ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Employer Matching Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (c)  "Employer Matching Loan" shall mean any Loan under Article V to the
           ----------------------
          Trustee in connection with the Employer Matching ESOP.

     C.2  Effective Date.  When, and to the extent, authorized in writing by the
          --------------
Board, an Employer Matching ESOP shall be established under the Plan.

     C.3  Employer Contributions.  For each Plan Year each Employer may make
          ----------------------
discretionary Employer Contributions to the Employer Matching ESOP in cash or Stock at such times and in such amounts as the board of directors of each Employer shall determine, subject to the consent of the Company. Each Employer also shall make contributions as required under section 4.2 and as necessary to carry out the provisions of this Plan. In the event that an Employer Matching Loan is made to the Trustee, each

                                     C.1

Employer shall make Employer Contributions to the Employer Matching ESOP in cash in such amounts and at such times as will enable the Trustee to pay principal and/or interest on any such Employer Matching Loan as they are due, but only to the extent the principal and interest on any such Employer Matching Loan are not paid, in the sole and absolute discretion of the Committee, by means of a dividend on Stock originally given as collateral for such Employer Matching Loan. The share of each Employer in the aggregate contribution to the Employer Matching ESOP for each Plan Year shall be equal to the total amount of the contributions to the Employer Matching ESOP attributable to the Participants who are Employees of such Employer, as determined by the Company.

     C.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Employer Matching Loans as directed by the Committee. Any pledge of Stock in connection with an Employer Matching Loan must provide for the release of shares so pledged pursuant to either the General Rule or the Special Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any such Employer Matching Loan during a Plan Year shall be made by the Trustee only from (1) any dividends attributable to Stock originally given as collateral for the Employer Matching Loan, (2) Employer Contributions and earnings from such Employer Contributions made to the Employer Matching ESOP to meet the Plan's obligation under an Employer Matching Loan, and (3) the proceeds of a subsequent Employer Matching Loan made to repay a prior Employer Matching Loan. Such Employer Contributions and earnings must be accounted for separately by the Plan until the Employer Matching Loan is repaid.

     C.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) The Employer Matching ESOP Account maintained for each Participant shall be credited with the Participant's allocable shares, as determined under section C.6, of

                                     C.2

          Stock purchased and paid for by the Employer Matching ESOP or contributed in kind to the Employer Matching ESOP. Stock acquired by the Trustee with the proceeds of an Employer Matching Loan shall be allocated in accordance with section C.6 to the Employer Matching
          ESOP Accounts of Participants as the Stock is released from the Employer Matching ESOP Suspense Account as provided in section C.4.
     (b) Dividends paid on Stock purchased with the proceeds of an Employer Matching Loan shall be used first to make Employer Matching Loan payments on such Employer Matching Loan (or an Employer Matching Loan refinancing such an Employer Matching Loan) except to the extent the Committee determines in its sole and absolute discretion that dividends paid on Stock that is allocated to a Member's Account shall be distributed to such Member or reinvested in Stock. If dividends paid on shares of Stock are used to make an Employer Matching Loan payment, shares released from the Employer Matching ESOP Suspense Account as provided in section C.4 shall be allocated to the Employer Matching ESOP Holding Account and then to Members' Employer Matching ESOP Accounts in accordance with the provisions in section C.6(a). In addition, if dividends paid on shares of Stock allocated to a Member's Employer Matching ESOP Account are used to make an Employer Matching Loan payment, Stock shall be allocated to such Members' Employer Matching ESOP Accounts in accordance with the provisions of section C.6(c).
     (c) Dividends paid on shares of Stock allocated to a Member's Employer Matching ESOP Account that are not used to make an Employer Matching Loan payment shall be either distributed to such Member or reinvested in Stock, as determined by the Committee in its sole and absolute discretion. The Committee shall have the sole

                                     C.3
          and absolute discretion to determine whether such dividends will be used to make an Employer Matching Loan payment.

     C.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of an Employer Matching Loan and released from the Employer Matching ESOP Suspense Account shall be released from the Employer Matching ESOP Holding Account and allocated to a Participant's Employer Matching ESOP Account to the extent necessary to fund the Matching Contribution required pursuant to section 4.2 of the Plan. To the extent that at the end of the Plan Year any Stock in the Employer Matching ESOP Holding Account remains unallocated in excess of the amount necessary to fund the Matching Contribution required pursuant to section 4.2, the Matching Contribution shall be increased in increments of one one-hundredth (.01) of a percentage point until such Stock is completely allocated among Participants' Employer Matching ESOP Accounts.
     (b) If dividends paid on shares of Stock are used to make an Employer Matching Loan payment, shares released from the Employer Matching ESOP Suspense Account as provided in section C.4 shall be allocated to a Member's Employer Matching ESOP Account in the same manner as shares released pursuant to an Employer Contribution as set forth in subsection (a).
     (c) If dividends paid on shares of Stock which have been allocated to a Member's Employer Matching Account are used to make an Employer Matching Loan payment, Stock having a total Fair Market Value equal to the amount of the dividend divided by .95 shall be allocated to such Member's Employer Matching ESOP Account (the "Dividend Replacement Allocation"). The Committee shall decide in its sole and absolute discretion whether the

                                     C.4

          Dividend Replacement Allocation will be made out of (1) shares of Stock released from the Employer Matching ESOP Suspense Account pursuant to an Employer Matching Loan payment, in which case the Dividend Replacement Allocation shall be made prior to all other allocations of shares of Stock released from the Employer Matching ESOP Suspense Account; (2) shares of Stock purchased with Employer Contributions made pursuant to section 4.2 to provide for the Dividend Replacement Allocations; or (3) shares of Stock contributed pursuant to section 4.2 to provide for the Dividend Replacement Allocations.

     C.7  Nondiscrimination Limitation on Amount of Matching Contributions.  All
          ----------------------------------------------------------------
Matching Contributions are expressly conditioned on such contributions being deductible under Code section 404. Matching Contributions provided through the Employer Matching ESOP shall satisfy the contribution percentage requirement of Code section 401(m) separately from any other contributions or allocations provided through the Plan. Matching Contributions provided through the Employer Matching ESOP may not be treated as qualified nonelective contributions for purposes of the actual deferral percentage requirement of Code section 401(k). In determining whether the contribution percentage requirements of Code section 401(m) are satisfied, shares of Stock purchased by the Employer Matching ESOP shall be valued at their original cost to the Employer Matching ESOP; and shares contributed in kind to the Employer Matching ESOP shall be valued at their Fair Market Value on the date of receipt by the Employer Matching ESOP.

     C.8  Vesting.  A Participant shall vest in the Participant's Employer
          -------
Matching ESOP Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     C.5

                                   APPENDIX D
                                   ----------
                    Albemarle Employee Stock Ownership Plan
                    ---------------------------------------

     D.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Albemarle" shall mean Albemarle Savings and Loan Association, Inc.
           ---------
     (b)  "Albemarle Compensation" shall mean earnings paid to an Albemarle
           ----------------------
          Participant for the calendar year 1991, including salary, wages, and overtime pay.
     (c)  "Albemarle Contribution" shall mean a contribution of cash by
           ----------------------
          Albemarle or the Company to the Albemarle ESOP. In addition, contributions may be made by the forgiveness of a portion or all of an Albemarle Loan.
     (d)  "Albemarle ESOP" shall mean the employee stock ownership plan
           --------------
          established as a portion of the Plan by Article V and this Appendix D, which is designed to invest primarily in Stock.
     (e)  "Albemarle ESOP Account" shall mean the separate account maintained
           ----------------------
          under the Albemarle ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Albemarle Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (f)  "Albemarle Loan" shall mean any Loan under Article V to the Trustee in
           --------------
          connection with the Albemarle ESOP.
     (g)  "Albemarle Participant" shall mean a person who becomes a participant
           ---------------------
          in the Albemarle ESOP in accordance with section D.3.
     (h)  "Effective Date" shall mean August 8, 1991.
           --------------

                                     D.1

     (i)  "Year of Albemarle Service" shall mean each calendar year, as of the
           -------------------------
          Effective Date, during which the Employee of Albemarle had completed 1,000 or more Hours of Service for Albemarle.

     D.2  Albemarle Contributions.  In the event that an Albemarle Loan is made
          -----------------------
to the Trustee, Albemarle or the Company shall make Albemarle Contributions to the Albemarle ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Albemarle Loans as they are due.

     D.3  Participation in the Albemarle ESOP.  Each Employee of Albemarle on
          -----------------------------------
the Effective Date shall become a Participant in the Albemarle ESOP on the Effective Date; except that any Employee who participates in the Albemarle Long-Term Service Stock Awards Program shall not participate in the Albemarle ESOP.

     D.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Albemarle Loans as directed by the Committee. Any pledge of Stock in connection with an Albemarle Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Albemarle Loan during a Plan Year shall be made by the Trustee only from (1) Albemarle Contributions and earnings from such Albemarle Contributions made to the ESOP to meet the Plan's obligation under an Albemarle Loan and (2) the proceeds of a subsequent Albemarle Loan made to repay a prior Albemarle Loan. No payments of principal and interest on an Albemarle Loan shall be made from dividends attributable to Stock originally given as collateral for an Albemarle Loan.

     D.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------

                                     D.2

     (a) Stock acquired by the Trustee with the proceeds of an Albemarle Loan shall be allocated in accordance with section D.6 to the Albemarle ESOP Accounts of Albemarle Participants as the Stock is released from the Albemarle Suspense Account as provided in section D.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Albemarle ESOP Account shall be paid in cash to each Albemarle Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Albemarle ESOP Account balance on such dividend record date bears to the total value of all Albemarle ESOP Account balances of all Albemarle Participants who are Employees on such dividend record date; except that such dividends paid in 1991 shall be paid in cash to Albemarle Participants (whether or not an Employee of Albemarle) in the ratio that his or her Albemarle ESOP Account balance immediately after the allocation pursuant to the first payment under the initial Albemarle Loan bears to the total value of all Albemarle ESOP Account balances at such time. Dividends paid on shares of Stock that have been allocated to an Albemarle Participant's Albemarle ESOP Account shall be paid to such Albemarle Participant in cash.

     D.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of an Albemarle Loan and released from the Albemarle Suspense Account shall be allocated to an Albemarle Participant's Albemarle ESOP Account as follows: each Albemarle Participant shall receive a fraction of the total number of shares released from the Albemarle Suspense Account equal to (1) 0.5 times the number of Years of Albemarle Service of such Albemarle Participant divided by the total number of Years of Albemarle Service of all Albemarle Participants plus (2) 0.5 times the Albemarle

                                     D.3

          Participant's Compensation divided by the Compensation of all Albemarle Participants. However, an Albemarle Participant shall not be entitled to an allocation under this section unless the Albemarle Participant was an Employee on the date of the payment under the Albemarle Loan that resulted in the release of shares of Stock from the Albemarle Suspense Account, or the Albemarle Participant terminated service with Albemarle or the Company during such Plan Year due to death, disability, or retirement. For purposes of determining an Albemarle Participant's allocation under this section, an Albemarle Participant who terminates during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Albemarle Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     D.7  Vesting.  A Participant shall vest in the Participant's Albemarle ESOP
          -------
Account in the same manner as provided under Article VIII for a Matching Contributions Account.


                                     D.4

                                     D.5

                                   APPENDIX E
                                   ----------
                    Gate City Employee Stock Ownership Plan
                    ---------------------------------------

     E.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Effective Date" shall mean August 8, 1991.
           --------------
     (b)  "Gate City" shall mean Gate City Federal Savings Bank.
           ---------
     (c)  "Gate City Compensation" shall mean earnings paid to a Gate City
           ----------------------
          Participant for the calendar year 1991, including salary, wages, and overtime pay.
     (d)  "Gate City Contribution" shall mean a contribution of cash by Gate
           ----------------------
          City or the Company to the Gate City ESOP. In addition, contributions may be made by the forgiveness of a portion or all of a Gate City Loan.
     (e)  "Gate City ESOP" shall mean the employee stock ownership plan
           --------------
          established as a portion of the Plan by Article V and this Appendix E, which is designed to invest primarily in Stock.
     (f)  "Gate City ESOP Account" shall mean the separate account maintained
           ----------------------
          under the Gate City ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Gate City Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (g)  "Gate City Loan" shall mean any Loan under Article V to the Trustee in
           --------------
          connection with the Gate City ESOP.
     (h)  "Gate City Participant" shall mean a person who becomes a participant
           ---------------------
          in the Gate City ESOP in accordance with section E.3.
     (i)  "Year of Gate City Service" shall mean each calendar year, as of the
           -------------------------
          Effective Date, during which the

                                     E.1

          Employee of Gate City had completed 1,000 or more Hours of Service for Gate City.

     E.2  Gate City Contributions.  In the event that a Gate City Loan is made
          -----------------------
to the Trustee, Gate City or the Company shall make Gate City Contributions to the Gate City ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Gate City Loans as they are due.

     E.3  Participation in the Gate City ESOP.  Each Employee of Gate City on
          -----------------------------------
the Effective Date shall become a Participant in the Gate City ESOP on the Effective Date; except that the six most highly compensated executives on the Effective Date and any Employee who participates in the BB&T Financial Corporation 1991 Special Purpose Stock Option and Restricted Stock Plan shall not participate in the Gate City ESOP.

     E.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Gate City Loans as directed by the Committee. Any pledge of Stock in connection with the Gate City Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Gate City Loan during a Plan Year shall be made by the Trustee only from (1) Gate City Contributions and earnings from such Gate City Contributions made to the ESOP to meet the Plan's obligation under a Gate City Loan and (2) the proceeds of a subsequent Gate City Loan made to repay a prior Gate City Loan. No payments of principal and interest shall be made from dividends attributable to Stock originally given as collateral for a Gate City Loan.

     E.5  Allocations to Participants' Gate City Accounts; Dividends.
          ----------------------------------------------------------

                                     E.2

     (a) Stock acquired by the Trustee with the proceeds of a Gate City Loan shall be allocated in accordance with section E.6 to the Gate City ESOP Accounts of Gate City Participants as the Stock is released from the Gate City Suspense Account as provided in section E.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Gate City ESOP Account shall be paid in cash to each Gate City Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Gate City ESOP Account balance on such dividend record date bears to the total value of all Gate City ESOP Account balances of all Gate City Participants who are Employees on such dividend record date; except that such dividends paid in 1991 shall be paid in cash to Gate City Participants (whether or not an Employee of Gate City) in the ratio that his or her Gate City ESOP Account balance immediately after the allocation pursuant to the first payment under the initial Gate City Loan bears to the total value of all Gate City ESOP Account balances at such time. Dividends paid on shares of Stock that have been allocated to a Gate City Participant's Gate City ESOP Account shall be paid to such Gate City Participant in cash.

     E.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of a Gate City Loan and released from the Gate City Suspense Account each Plan Year shall be allocated to a Gate City Participant's Gate City ESOP Account as follows: each Gate City Participant shall receive a fraction of the total number of shares released from the Gate City Suspense Account equal to (1) 0.5 times the number of Years of Gate City Service of such Gate City Participant divided by the total number of Years of Gate City
          Service of all Gate City Participants plus

                                     E.3

          (2) 0.5 times the Gate City Participant's Compensation divided by the Compensation of all Gate City Participants. However, a Gate City Participant shall not be entitled to an allocation under this section unless the Gate City Participant was an Employee on the date of the payment under the Gate City Loan that resulted in the release of shares of Stock from the Gate City Suspense Account, or the Gate City Participant terminated service with Gate City or the Company during such Plan Year due to death, disability, or retirement. For purposes of determining a Gate City Participant's allocation under this section, a Gate City Participant who terminates service during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Gate City Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     E.7  Vesting.  A Participant shall vest in the Participant's Gate City ESOP
          -------
Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     E.4

                                   APPENDIX F
                                   ----------
                     Peoples Employee Stock Ownership Plan
                     -------------------------------------

     F.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Effective Date" shall mean June 26, 1992.
           --------------
     (b)  "Peoples" shall mean Peoples Federal Savings Bank of Thomasville, N.C.
           -------
     (c)  "Peoples Compensation" shall mean earnings paid to a Peoples
           --------------------
          Participant for the calendar year 1991, including salary, wages, and overtime pay.
     (d)  "Peoples Contribution" shall mean a contribution of cash by Peoples or
           --------------------
          the Company to the Peoples ESOP. In addition, contributions may be made by the forgiveness of a portion or all of a Peoples Loan.
     (e)  "Peoples ESOP" shall mean the employee stock ownership plan
           ------------
          established as a portion of the Plan by Article V and this Appendix F, which is designed to invest primarily in Stock.
     (f)  "Peoples ESOP Account" shall mean the separate account maintained
           --------------------
          under the Peoples ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Peoples Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (g)  "Peoples Loan" shall mean any Loan under Article V to the Trustee in
           ------------
          connection with the Peoples ESOP.
     (h)  "Peoples Participant" shall mean a person who becomes a participant in
           -------------------
          the Peoples ESOP in accordance with section F.3.

                                     F.1

     (i)  "Year of Peoples Service" shall mean each calendar year, as of the
           -----------------------
          Effective Date, during which the Employee of Peoples had completed 1,000 or more Hours of Service for Peoples.

     F.2  Peoples Contributions.  In the event that a Peoples Loan is made to
          ---------------------
the Trustee, Peoples or the Company shall make Peoples Contributions to the Peoples ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Peoples Loans as they are due.

     F.3  Participation in the Peoples ESOP.  Each Employee of Peoples on the
          ---------------------------------
Effective Date who is regularly scheduled to work 1,000 hours or more a year shall become a Participant in the Peoples ESOP on the Effective Date.

     F.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Peoples Loans as directed by the Committee. Any pledge of Stock in connection with a Peoples Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any such Peoples Loan during a Plan Year shall be made by the Trustee only from (1) Peoples Contributions and earnings from such Peoples Contributions made to the ESOP to meet the Plan's obligation under a Peoples Loan and (2) the proceeds of a subsequent Peoples Loan made to repay a prior Peoples Loan. No payments of principal and interest on a Peoples Loan shall be made from dividends attributable to Stock originally given as collateral for a Peoples Loan.

     F.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) Stock acquired by the Trustee with the proceeds of a Peoples Loan shall be allocated in accordance with

                                     F.2
          section F.6 to the Peoples ESOP Accounts of Peoples Participants as the Stock is released from the Peoples Suspense Account as provided in section F.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Peoples ESOP Account shall be paid in cash to each Peoples Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Peoples ESOP Account balance on such dividend record date bears to the total value of all Peoples ESOP Account balances for all Peoples Participants who are Employees on such dividend record date. Dividends paid on shares of Stock that have been allocated to a Peoples Participant's Peoples ESOP Account shall be paid to such Peoples Participant in cash.

     F.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of a Peoples Loan and released from the Peoples Suspense Account each Plan Year shall be allocated to a Peoples Participant's Peoples ESOP Account as follows: each Peoples Participant shall receive a fraction of the total number of shares released from the Peoples Suspense Account equal to (1) 0.5 times the number of Years of Peoples Service of such Peoples Participant divided by the total number of Years of Peoples Service of all Peoples Participants plus (2) 0.5 times the Peoples Participant's Peoples Compensation divided by the Peoples Compensation of all Peoples Participants. However, a Peoples Participant shall not be entitled to an allocation under this section unless the Peoples Participant was an Employee on the date of the payment under the Peoples Loan that resulted in the release of shares of Stock from the Peoples Suspense Account, or he or she terminated service with Peoples or the Company during such Plan Year due to death, disability,

                                     F.3
          or retirement. For purposes of determining a Peoples Participant's allocation under this section, a Peoples Participant who terminated service during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Peoples Participant whose allocation under subsection (a) is less than such Peoples Participant's maximum allocation permitted under this subsection (b).

     F.7  Vesting.  A Participant shall vest in the Participant's Peoples ESOP
          -------
Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     F.4

                                   APPENDIX G
                                   ----------
                 Carolina Savings Employee Stock Ownership Plan
                 ----------------------------------------------

     G.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Carolina Savings" shall mean Carolina Savings Bank of Wilmington,
           ----------------
          N.C.
     (b)  "Carolina Savings Compensation" shall mean earnings paid to a Carolina
           -----------------------------
          Savings Participant for the calendar year 1992, including salary, wages, and overtime pay.
     (c)  "Carolina Savings Contribution" shall mean a contribution by Carolina
           -----------------------------
          Savings or the Company to the Carolina Savings ESOP. In addition, contributions may be made by the forgiveness of a portion or all of a Carolina Savings Loan.
     (d)  "Carolina Savings ESOP" shall mean the employee stock ownership plan
           ---------------------
          established as a portion of the Plan by Article V and this Appendix G, which is designed to invest primarily in Stock.
     (e)  "Carolina Savings ESOP Account" shall mean the separate account
           -----------------------------
          maintained under the Carolina Savings ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Carolina Savings Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (f)  "Carolina Savings Loan" shall mean any Loan under Article V to the
           ---------------------
          Trustee in connection with the Carolina Savings ESOP.
     (g)  "Carolina Savings Participant" shall mean a person who becomes a
           ----------------------------
          participant in the Carolina Savings ESOP in accordance with section
          G.3.

                                     G.1

     (h)  "Effective Date" shall mean May 6, 1993.
           --------------
     (i)  "Year of Carolina Savings Service" shall mean each calendar year, as
           --------------------------------
          of the Effective Date, during which the Employee of Carolina Savings had completed 1,000 or more Hours of Service for Carolina Savings.

     G.2  Carolina Savings Contributions.  In the event that a Carolina Savings
          ------------------------------
Loan is made to the Trustee, Carolina Savings or the Company shall make Carolina Savings Contributions to the Carolina Savings ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Carolina Savings Loans as they are due.

     G.3  Participation in the Carolina Savings ESOP.  Each Employee of Carolina
          ------------------------------------------
Savings on the Effective Date who is regularly scheduled to work 1,000 hours or more a year shall become a participant in the Carolina Savings ESOP on the Effective Date.

     G.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Carolina Savings Loans as directed by the Committee. Any pledge of Stock in connection with a Carolina Savings Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Carolina Savings Loan during a Plan Year shall be made by the Trustee only from (1) Carolina Savings Contributions and earnings from such Carolina Savings Contributions made to the ESOP to meet the Plan's obligation under a Carolina Savings Loan and (2) the proceeds of a subsequent Carolina Savings Loan made to repay a prior Carolina Savings Loan. No payments of principal and interest on a Carolina Savings Loan shall be made from dividends attributable to Stock originally given as collateral for a Carolina Savings Loan.

                                     G.2

     G.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) Stock acquired by the Trustee with the proceeds of a Carolina Savings Loan shall be allocated in accordance with section G.6 to the Carolina Savings ESOP Accounts of Carolina Savings Participants as the Stock is released from the Carolina Savings Suspense Account as provided in section G.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Carolina Savings ESOP Account shall be paid in cash to each Carolina Savings Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Carolina Savings ESOP Account balance on such dividend record date bears to the total value of all Carolina Savings ESOP Account balances for all Carolina Savings Participants who are Employees on such dividend record date. Dividends paid on shares of Stock that have been allocated to a Carolina Savings Participant's Carolina Savings ESOP Account shall be paid to such Carolina Savings Participant in cash.

     G.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of a Carolina Savings Loan and released from the Carolina Savings ESOP Suspense Account shall be allocated to a Carolina Savings Participant's Carolina Savings ESOP Account as follows: each Carolina Savings Participant shall receive a fraction of the total number of shares released from the Carolina Savings ESOP Suspense Account equal to (1) 0.5 times the number of Years of Carolina Savings Service of such Carolina Savings Participant divided by the total number of Years of Carolina Savings Service of all Carolina Savings Participants plus (2) 0.5 times the Carolina Savings Participant's Compensation divided by the Compensation

                                     G.3
          of all Carolina Savings Participants. However, a Carolina Savings Participant shall not be entitled to an allocation under this section unless the Carolina Savings Participant was an Employee on the date of the payment under the Carolina Savings Loan that resulted in the release of shares of Stock from the Carolina Savings Suspense Account, or the Carolina Savings Participant terminated service with Carolina Savings or the Company during such Plan Year due to death, disability, or retirement. For purposes of determining a Carolina Savings Participant's allocation under this section, a Carolina Savings Participant who terminates during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Carolina Savings Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     G.7  Vesting.  A Participant shall vest in the Participant's Carolina
          -------
Savings ESOP Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     G.4

                                 APPENDIX H
                                 ----------
                Edenton Savings Employee Stock Ownership Plan
                ---------------------------------------------

     H.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Edenton" shall mean Edenton Savings and Loan Association, Inc.
           -------
     (b)  "Edenton Compensation" shall mean earnings paid to an Edenton
           --------------------
          Participant for the calendar year 1992, including salary, wages, and overtime pay.
     (c)  "Edenton Contribution" shall mean a contribution of cash by Edenton or
           --------------------
          the Company to the Edenton ESOP. In addition, contributions may be made by the forgiveness of a portion or all of an Edenton Loan.
     (d)  "Edenton ESOP" shall mean the employee stock ownership plan
           ------------
          established as a portion of the Plan by Article V and this Appendix H, which is designed to invest primarily in Stock.
     (e)  "Edenton ESOP Account" shall mean the separate account maintained
           --------------------
          under the Edenton ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Edenton Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (f)  "Edenton Loan" shall mean any Loan under Article V to the Trustee in
           ------------
          connection with the Edenton ESOP.
     (g)  "Edenton Participant" shall mean a person who becomes a participant in
           -------------------
          the Edenton ESOP in accordance with section H.3.
     (h)  "Effective Date" shall mean May 6, 1993.
           --------------

                                     H.1

     (i)  "Year of Edenton Service" shall mean each calendar year, as of the
           -----------------------
          Effective Date, during which the Employee of Edenton had completed 1,000 or more Hours of Service for Edenton.

     H.2  Edenton Contributions.  In the event that an Edenton Loan is made to
          ---------------------
the Trustee, Edenton or the Company shall make Edenton Contributions to the Edenton ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Edenton Loans as they are due.

     H.3  Participation in the Edenton ESOP.  Each Employee of Edenton on the
          ---------------------------------
Effective Date who is regularly scheduled to work 1,000 hours or more a year shall become a Participant in the Edenton ESOP on the Effective Date.

     H.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Edenton Loans as directed by the Committee. Any pledge of Stock in connection with an Edenton Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Edenton Loan during a Plan Year shall be made by the Trustee only from (1) Edenton Contributions and earnings from such Edenton Contributions made to the ESOP to meet the Plan's obligation under an Edenton Loan and (2) the proceeds of a subsequent Edenton Loan made to repay a prior Edenton Loan. No payments of principal and interest on an Edenton Loan shall be made from dividends attributable to Stock originally given as collateral for an Edenton Loan.

     H.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) Stock acquired by the Trustee with the proceeds of an Edenton Loan shall be allocated in accordance with


                                     H.2
          section H.6 to the Edenton ESOP Accounts of Edenton Participants as the Stock is released from the Edenton ESOP Suspense Account as provided in section H.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Edenton ESOP Account shall be paid in cash to each Edenton Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Edenton ESOP Account balance on such dividend record date bears to the total value of all Edenton ESOP Account balances of all Edenton Participants who are Employees on such dividend record date. Dividends paid on shares of Stock that have been allocated to an Edenton Participant's Edenton ESOP Account shall be paid to such Edenton Participant in cash.

     H.6  Allocable Shares.
          ----------------
     (a) Stock acquired with the proceeds of an Edenton Loan and released from the Edenton ESOP Suspense Account shall be allocated to an Edenton Participant's Edenton ESOP Account as follows: each Edenton Participant shall receive a fraction of the total number of shares released from the Edenton ESOP Suspense Account equal to (1) 0.5 times the number of Years of Edenton Service of such Edenton Participant divided by the total number of Years of Edenton Service of all Edenton Participants plus (2) 0.5 times the Edenton Participant's Compensation divided by the Compensation of all Edenton Participants. However, an Edenton Participant shall not be entitled to an allocation under this section unless the Edenton Participant was an Employee on the date of the payment under the Edenton Loan that resulted in the release of shares of Stock from the Edenton ESOP Suspense Account, or the Edenton Participant terminated service with Edenton or the Company during such Plan Year due to death, disability,

                                     H.3
          or retirement. For purposes of determining an Edenton Participant's allocation under this section, an Edenton Participant who terminates during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Edenton Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     H.7  Vesting.  A Participant shall vest in the Participant's Edenton ESOP
          -------
Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     H.4

                                   APPENDIX I
                                   ----------
            Mutual Savings-Reidsville Employee Stock Ownership Plan
            -------------------------------------------------------

     I.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Effective Date" shall mean October 29, 1993.
           --------------
     (b)  "Mutual Savings-Reidsville" shall mean Mutual Savings Bank of
           -------------------------
          Rockingham County, S.S.B.
     (c)  "Mutual Savings-Reidsville Compensation" shall mean earnings paid to a
           --------------------------------------
          Mutual Savings-Reidsville Participant for the calendar year 1992, including salary, wages, and overtime pay.
     (d)  "Mutual Savings-Reidsville Contribution" shall mean a contribution of
           --------------------------------------
          cash by Mutual Savings-Reidsville or the Company to the Mutual Savings-Reidsville ESOP. In addition, contributions may be made by the forgiveness of a portion or all of a Mutual Savings-Reidsville Loan.
     (e)  "Mutual Savings-Reidsville ESOP" shall mean the employee stock
           ------------------------------
          ownership plan established as a portion of the Plan by Article V and this Appendix I, which is designed to invest primarily in Stock.
     (f)  "Mutual Savings-Reidsville ESOP Account" shall mean the separate
           --------------------------------------
          account maintained under the Mutual Savings-Reidsville ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Mutual Savings-Reidsville Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.

                                     I.1

     (g)  "Mutual Savings-Reidsville Loan" shall mean any Loan under Article V
           ------------------------------
          to the Trustee in connection with the Mutual Savings-Reidsville ESOP.
     (h)  "Mutual Savings-Reidsville Participant" shall mean a person who
           -------------------------------------
          becomes a participant in the Mutual Savings-Reidsville ESOP in accordance with section I.3.
     (i)  "Year of Mutual Savings-Reidsville Service" shall mean each calendar
           -----------------------------------------
          year, as of the Effective Date, during which the Employee of Mutual Savings-Reidsville had completed 1,000 or more Hours of Service for Mutual Savings-Reidsville.

     I.2  Mutual Savings-Reidsville Contributions.  In the event that a Mutual
          ---------------------------------------
Savings-Reidsville Loan is made to the Trustee, Mutual Savings-Reidsville or the Company shall make Mutual Savings-Reidsville Contributions to the Mutual Savings-Reidsville ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Mutual Savings-Reidsville Loans as they are due.

     I.3  Participation in the Mutual Savings-Reidsville ESOP.  Each Employee of
          ---------------------------------------------------
Mutual Savings-Reidsville on the Effective Date who is regularly scheduled to work 1,000 hours or more a year shall become a Participant in the Mutual Savings-Reidsville ESOP on the Effective Date.

     I.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Mutual Savings-Reidsville Loans as directed by the Committee. Any pledge of Stock in connection with a Mutual Savings-Reidsville Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Mutual Savings-Reidsville Loan during a Plan Year shall be made by the Trustee only from (1) Mutual Savings-

                                     I.2

          Reidsville Contributions and earnings from such Mutual Savings-Reidsville Contributions made to the ESOP to meet the Plan's obligation under a Mutual Savings-Reidsville Loan and (2) the proceeds of a subsequent Mutual Savings-Reidsville Loan made to repay a prior Mutual Savings-Reidsville Loan. No payments of principal and interest on a Mutual Savings-Reidsville Loan shall be made from dividends attributable to Stock originally given as collateral for a Mutual Savings-Reidsville Loan.

     I.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) Stock acquired by the Trustee with the proceeds of a Mutual Savings-Reidsville Loan shall be allocated in accordance with section I.6 to the Mutual Savings-Reidsville ESOP Accounts of Mutual Savings-Reidsville Participants as the Stock is released from the Mutual Savings-Reidsville ESOP Suspense Account as provided in section I.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Mutual Savings-Reidsville ESOP Account shall be paid in cash to each Mutual Savings-Reidsville Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Mutual Savings-Reidsville ESOP Account balance on such dividend record date bears to the total value of all Mutual Savings-Reidsville ESOP Account balances of all Mutual Savings-Reidsville Participants who are Employees on such dividend record date. Dividends paid on shares of Stock that have been allocated to a Mutual Savings-Reidsville Participant's Mutual Savings-Reidsville ESOP Account shall be paid to such Mutual Savings-Reidsville Participant in cash.

     I.6  Allocable Shares.
          ----------------

                                     I.3

     (a) Stock acquired with the proceeds of a Mutual Savings-Reidsville Loan and released from the Mutual Savings-Reidsville ESOP Suspense Account shall be allocated to a Mutual Savings-Reidsville Participant's Mutual Savings-Reidsville ESOP Account as follows: each Mutual Savings-Reidsville Participant shall receive a fraction of the total number of shares released from the Mutual Savings-Reidsville ESOP Suspense Account equal to (1) 0.5 times the number of Years of Mutual Savings-Reidsville Service of such Mutual Savings-Reidsville Participant divided by the total number of Years of Mutual Savings-Reidsville Service of all Mutual Savings-Reidsville Participants plus (2) 0.5 times the Mutual Savings-Reidsville Participant's Compensation divided by the Compensation of all Mutual Savings-Reidsville Participants. However, a Mutual Savings-Reidsville Participant shall not be entitled to an allocation under this section unless the Mutual Savings-Reidsville Participant was an Employee on the date of the payment under the Mutual Savings-Reidsville Loan that resulted in the release of shares of Stock from the Mutual Savings-Reidsville ESOP Suspense Account, or the Mutual Savings-Reidsville Participant terminated service with Mutual Savings-Reidsville or the Company during such Plan Year due to death, disability, or retirement. For purposes of determining a Mutual Savings-Reidsville Participant's allocation under this section, a Mutual Savings-Reidsville
          Participant who terminates during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or equal to an amount that would cause the Plan to fail

                                     I.4
          the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Mutual Savings-Reidsville Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     I.7  Vesting.  A Participant shall vest in the Participant's Mutual
          -------
Savings-Reidsville ESOP Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     I.5

                                   APPENDIX J
                                   ----------
           Citizens Savings-Mooresville Employee Stock Ownership Plan
           ----------------------------------------------------------

     J.1  Definitions.  Any capitalized term not otherwise defined herein
          -----------
     shall have the same meaning as in the Plan.

The following words and phrases as used herein shall have the following meanings, unless a different meaning is clearly required by the context.
     (a)  "Citizens Savings-Mooresville" shall mean Citizens Savings Bank,
           ----------------------------
          S.S.B., Mooresville, N.C.
     (b)  "Citizens Savings-Mooresville Compensation" shall mean earnings paid
           -----------------------------------------
          to a Citizens Savings-Mooresville Participant for the calendar year 1992, including salary, wages, and overtime pay.
     (c)  "Citizens Savings-Mooresville Contribution" shall mean a contribution
           -----------------------------------------
          of cash by Citizens Savings-Mooresville or the Company to the Citizens Savings-Mooresville ESOP. In addition, contributions may be made by the forgiveness of a portion or all of a Citizens Savings-Mooresville Loan.
     (d)  "Citizens Savings-Mooresville ESOP" shall mean the employee stock
           ---------------------------------
          ownership plan established as a portion of the Plan by Article V and this Appendix J, which is designed to invest primarily in Stock.
     (e)  "Citizens Savings-Mooresville ESOP Account" shall mean the separate
           -----------------------------------------
          account maintained under the Citizens Savings-Mooresville ESOP for each Member, which evidences the total value of the Stock allocated to such Member's Account pursuant to repayment of the Citizens Savings-Mooresville Loan, including stock dividends paid on shares allocated to such account, adjusted for distributions and transfers.
     (f)  "Citizens Savings-Mooresville Loan" shall mean any Loan under Article
           ---------------------------------
          V to the Trustee in connection with the Citizens Savings-Mooresville ESOP.

                                     J.1

     (g)  "Citizens Savings-Mooresville Participant" shall mean a person who
           ----------------------------------------
          becomes a participant in the Citizens Savings-Mooresville ESOP in accordance with section J.3.
     (h)  "Effective Date" shall mean December 23, 1993.
           --------------
     (i)  "Year of Citizens Savings-Mooresville Service" shall mean each
           --------------------------------------------
          calendar year, as of the Effective Date, during which the Employee of Citizens Savings-Mooresville had completed 1,000 or more Hours of Service for Citizens Savings-Mooresville.

     J.2  Citizens Savings-Mooresville Contributions.  In the event that a
          ------------------------------------------
Citizens Savings-Mooresville Loan is made to the Trustee, Citizens Savings-Mooresville or the Company shall make Citizens Savings-Mooresville Contributions to the Citizens Savings-Mooresville ESOP in such amounts and at such times as required to enable the Trustee to pay principal and/or interest on any such Citizens Savings-Mooresville Loans as they are due.

     J.3  Participation in the Citizens Savings-Mooresville ESOP.  Each Employee
          ------------------------------------------------------
of Citizens Savings-Mooresville on the Effective Date who is regularly scheduled to work 1,000 hours or more a year shall become a Participant in the Citizens Savings-Mooresville ESOP on the Effective Date.

     J.4  Exempt Loan.
          -----------
     (a) The Trustee shall obtain Citizens Savings-Mooresville Loans as directed by the Committee. Any pledge of Stock in connection with a Citizens Savings-Mooresville Loan must provide for the release of shares so pledged pursuant to the General Rule in section 5.8 of the Plan.
     (b) Payments of principal and interest on any Citizens Savings-Mooresville Loan during a Plan Year shall be made by the Trustee only from (1) Citizens Savings-Mooresville Contributions and earnings from such

                                     J.2

          Citizens Savings-Mooresville Contributions made to the ESOP to meet the Plan's obligation under a Citizens Savings-Mooresville Loan and
          (2) the proceeds of a subsequent Citizens Savings-Mooresville Loan made to repay a prior Citizens Savings-Mooresville Loan. No payments of principal and interest on a Citizens Savings-Mooresville Loan shall be made from dividends attributable to Stock originally given as collateral for a Citizens Savings-Mooresville Loan.

     J.5  Allocations to Participants' Accounts; Dividends.
          ------------------------------------------------
     (a) Stock acquired by the Trustee with the proceeds of a Citizens Savings-Mooresville Loan shall be allocated in accordance with section J.6 to the Citizens Savings-Mooresville ESOP Accounts of Citizens Savings-Mooresville Participants as the Stock is released from the Citizens Savings-Mooresville ESOP Suspense Account as provided in section J.4.
     (b) Dividends paid on shares of Stock that have not been allocated to a Participant's Citizens Savings-Mooresville ESOP Account shall be paid in cash to each Citizens Savings-Mooresville Participant who is an Employee on the dividend record date for such dividend in the ratio that his or her Citizens Savings-Mooresville ESOP Account balance on such dividend record date bears to the total value of all Citizens Savings-Mooresville ESOP Account balances of all Citizens Savings-Mooresville Participants who are Employees on such dividend record date. Dividends paid on shares of Stock that have been allocated to a Citizens Savings-Mooresville Participant's Citizens Savings-Mooresville ESOP Account shall be paid to such Citizens Savings-Mooresville Participant in cash.

     J.6  Allocable Shares.
          ----------------

                                     J.3

     (a) Stock acquired with the proceeds of a Citizens Savings-Mooresville Loan and released from the Citizens Savings-Mooresville ESOP Suspense Account shall be allocated to a Citizens Savings-Mooresville Participant's Citizens Savings-Mooresville ESOP Account as follows: each Citizens Savings-Mooresville Participant shall receive a fraction of the total number of shares released from the Citizens Savings-Mooresville ESOP Suspense Account equal to (1) 0.5 times the number of Years of Citizens Savings-Mooresville Service of such Citizens Savings-Mooresville Participant divided by the total number of Years of Citizens Savings-Mooresville Service of all Citizens Savings-Mooresville Participants plus (2) 0.5 times the Citizens Savings-Mooresville Participant's Compensation divided by the Compensation of all Citizens Savings-Mooresville Participants. However, a Citizens Savings-Mooresville Participant shall not be entitled to an allocation under this section unless the Citizens Savings-Mooresville Participant was an Employee on the date of the payment under the Citizens Savings-Mooresville Loan that resulted in the release of shares of Stock from the Citizens Savings-Mooresville ESOP Suspense Account, or the Citizens Savings-Mooresville Participant terminated service with Citizens Savings-Mooresville or the Company during such Plan Year due to death, disability, or retirement. For purposes of determining a Citizens Savings-Mooresville Participant's allocation under this section, a Citizens Savings-Mooresville Participant who terminates during the Plan Year due to death, disability, or retirement shall, subject to the limitations of Code section 415 and any other applicable restrictions, be deemed to be employed through the last day of such Plan Year.
     (b) In no event may a Highly Compensated Employee receive an allocation under subsection (a) greater than or

                                     J.4
          equal to an amount that would cause the Plan to fail the requirements of Code section 401(a)(4) or 410(b). Any amount that cannot be allocated to a Highly Compensated Employee due to this limitation shall be allocated in the same manner as provided in subsection (a) to each Citizens Savings-Mooresville Participant whose allocation under subsection (a) is less than such Participant's maximum allocation permitted under this subsection.

     J.7  Vesting.  A Participant shall vest in the Participant's Citizens
          -------
Savings-Mooresville ESOP Account in the same manner as provided under Article VIII for a Matching Contributions Account.

                                     J.5

APPENDIX A
- ----------

APPENDIX B
- ----------

APPENDIX C
- ----------

APPENDIX D
- ----------

APPENDIX E
- ----------

APPENDIX F
- ----------

APPENDIX G
- ----------

APPENDIX H
- ----------

APPENDIX I
- ----------

APPENDIX J
- ----------

                  SAVINGS AND THRIFT PLAN FOR THE EMPLOYEES OF

                         BRANCH BANKING & TRUST COMPANY

                                TRUST AGREEMENT

     THIS TRUST AGREEMENT, made and entered into on the 30th day of June, 1982 and restated and amended effective this 1st day of January, 1994, between BRANCH BANKING & TRUST COMPANY, a corporation organized and existing under the laws of the State of North Carolina, as sponsor of the Savings and Thrift Plan for the Employees of Branch Banking & Trust Company (and certain of its subsidiaries), referred to herein as "Employer" and BRANCH BANKING & TRUST COMPANY in its fiduciary capacity, referred to herein as the "Trustee."

                                WITNESSETH THAT:
                                ----------------

     WHEREAS, the Employer has amended the Savings and Thrift Plan for the Employees of Branch Banking & Trust Company (the "Plan") of which this Trust Agreement is a part, to permit Employees and future Employees to acquire stock ownership interests in the Employer through the Plan; and

     WHEREAS, Article XII provides that this Trust Agreement may be amended by resolution of the Board of the Employer; and

     WHEREAS, the Employer intends that this Trust, as amended, shall constitute a part of the Plan, qualifying under Sections 401 and 501 of the Internal Revenue Code of 1986 and complying with the Employee Retirement Income Security Act of 1974 ("ERISA").

     NOW, THEREFORE, the Employer and the Trustee do hereby agree each with the other to amend and restate the Trust Agreement as follows:

                                   ARTICLE I
                                   ---------
                        Name and Effective Date of Trust
                        --------------------------------
     Section 1.1.  The name of this Trust is "The Savings and Thrift Plan for
     ------------
the Employees of Branch Banking & Trust Company Trust."

     Section 1.2.  The effective date of this Amendment to the Trust Agreement
     ------------
shall be January 1, 1994.
                                 ARTICLE II
                                 ----------
                                 Definitions
                                 -----------

     Section 2.1.  Definitions in Articles II, and other provisions of the
     ------------
Savings and Thrift Plan for the Employees of Branch Banking & Trust Company (the "Plan") shall have the same meaning wherever used in this Trust Agreement, unless the context clearly indicates otherwise.

     Section 2.2.  ESOP Stock shall mean any Stock held in the ESOP Account, the
     ------------
Albemarle ESOP Account, the Gate City ESOP Account, the Peoples ESOP Account, the Carolina Savings ESOP Account, the Edenton Savings ESOP Account, the Mutual Savings-Reidsville ESOP Account, the Citizens Savings-Mooresville ESOP Account, the ESOP Holding Account, a Suspense Account, or any other ESOP Account subsequently established under the Plan.

     Section 2.3.  Qualifying Employer Security shall mean stock or a marketable
     ------------  ----------------------------
obligation of the Employer, as provided in Section 407 of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     Section 2.4.  Qualifying Employer Real Property shall mean parcels of
     ------------  ---------------------------------
Employer real property, as provided in Section 407 of ERISA and Section 4975 of the Internal Revenue Code of 1986.

     Section 2.5.  Trust shall mean the Trust established pursuant to this Trust
     ------------  -----
Agreement.

                                 ARTICLE III
                                 -----------
                Establishment and Irrevocability of the Trust
                ---------------------------------------------

     Section 3.1.  The Trustee accepts the Trusts created hereby and covenants
     ------------
that it will hold
all property which it may receive hereunder, in trust, for the exclusive purpose of providing benefits to eligible Employees and their Beneficiaries and defraying reasonable expenses of administering the Plan upon the terms and conditions herein stated.

     Section 3.2.  (a) All contributions made by the Employer shall be
     ------------
irrevocable, except as provided in Section 3.2(b) below, and prior to the satisfaction of all liabilities of the Plan with respect to Participants and their Beneficiaries, no part of the corpus of the Trust Fund nor any income therefrom shall revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants or former Participants and their Beneficiaries.

          (b) Notwithstanding the foregoing, contributions made by the Employer may be returned to the Employer pursuant to Article XI or if:

               (i) the contribution was conditioned on the qualification of the Plan under the Code, the Plan does not so qualify and the contribution is returned within one year after the Plan is found not to so qualify;

               (ii) the contribution was made due to a mistake of fact; the contribution is returned within one year of the mistaken payment of the contribution and the return satisfies the requirements of paragraph (v) below;

               (iii) the contribution was conditioned on its deductibility, the deduction is disallowed, the contribution is returned within one year of the disallowance of the deduction, and the return satisfies the requirements of paragraph (v) below;

               (iv) in the case of a contribution which would otherwise be an excess contribution, as defined by section 4972(c) of the Internal Revenue Code of 1986, a correcting distribution, as permitted by Section 4972(b), shall be made to the Company in order to avoid the excise tax otherwise levied on excess contributions;

               (v) the return of a Plan contribution to the Employer satisfies the requirements of this paragraph if the amount so returned
                     (a) does not exceed the amount which would have been contributed had there been no mistake of fact or had there been no error in determining the deduction, as the case may be and (b) does not include the earnings attributable to such contributions. However, a return will not satisfy the requirements of this paragraph unless the amount of the contribution so returned is reduced by any losses attributable to the contribution.

          (c) All title in and to the assets comprising the Trust Fund shall at all times be vested exclusively in the Trustee, and no other person claiming through or under any such person shall have any right to or interest in any part of the Trust Fund, except the right to receive benefit payments as determined in accordance with the Plan.

     Section 3.3.  Except insofar as applicable law may otherwise require, and
     ------------
as permitted with respect to ESOP stock, no assets of the Trust Fund shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind and any attempt to alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or hereafter payable, shall be void. The Trust Fund shall in no manner be liable for or subject to the debts or liabilities of any person entitled to any amount payable out of the Trust Fund.

                                   ARTICLE IV
                                   ----------
                 General Duties of the Employer and the Trustee
                 ----------------------------------------------

     Section 4.1.  General Duties of Employer.  The Employer shall provide the
     ------------  --------------------------
Trustee with a certified copy of the Plan and with copies of all amendments promptly upon their adoption and shall from time to time certify to the Trustee the names and specimen signatures of the members of the Committee appointed in accordance with the Plan, who have authority to control and manage the operation and administration of the Plan. The Employer shall make its contribution, which contribution shall be in cash or stock, as required by the Plan, and, where allowed by the Plan, may be in other property acceptable to the Trustee. The Employer shall keep accurate books and records with respect to its employees for purposes of administering the Plan and Trust.

     Section 4.2.  Funding Policy.  The Trustee shall invest and reinvest the
     ------------  --------------
Trust Fund and to the extent provided in the Plan as directed by the Committee in accordance with the Plan. From time to time the Committee shall communicate to the Trustee in writing the current funding policy and method that have been established to carry out objectives of the Plan.

     Section 4.3.  General Duties of Trustee. (a) The Trustee shall hold all
     ------------  -------------------------
property received by it hereunder, which, together with the income and gains therefrom and additions thereto, shall constitute the Trust Fund. The Trustee shall manage, invest and reinvest the Trust Fund, collect the income thereof, and make payments therefrom, all as hereinafter provided. The Trustee shall be responsible only for the property actually received by it hereunder. It shall have no duty or authority to compute any amount to be paid to it by the Employer or to bring any action or proceeding to enforce the collection from the Employer of any contribution to the Trust Fund.

     (b) The Trustee shall discharge its duties solely in the interest of the Participants and Beneficiaries:

          (i) for the exclusive purpose of providing benefits to Participants and Beneficiaries and defraying reasonable expenses of administering the Plan;

          (ii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters could use in the conduct of an enterprise of a like character and with like aims;

          (iii) by diversifying the investments of the Trust (other than ESOP Stock), except as provided in the Plan, so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and

          (iv) in accordance with the documents and instruments governing the trust insofar as such documents and instruments are consistent with the provisions of the Act.

                                   ARTICLE V
                                   ---------
              Investment and Administrative Powers of the Trustee
              ---------------------------------------------------

     Section 5.1.  Investment Powers of  the  Trustee.  With respect to any and
     ------------  ----------------------------------
all sums received by the Trustee from the Employer and Affiliates, the Trustee is authorized and empowered, in its sound judgment (except as otherwise directed by the Committee with respect to ESOP Stock or the investment of Accounts elected by Members pursuant to the Plan):

     (a) To hold uninvested from time to time, without liability for interest thereon, such sum of money as is necessary for the cash requirements of the Plan; and to keep such portion of the Trust Fund in cash or cash balances as the Trustee may from time to time deem to be in the best interests of the Trust Fund.

     (b) To invest and reinvest the principal and income of the Trust Fund, without distinction between principal and income, in such securities as, but not limited to, Stock, common stocks, preferred stocks, bonds, bills, notes, commercial papers, debentures, mortgages, equipment trust certificates, investment trust certificates, mutual funds, and also in other investments, whether real, personal or mixed property, including investments in deposits which bear a reasonable rate of interest in the Trustee's banking department.

     (c) To invest and reinvest all or any specified portion of the Trust Fund collectively with funds of other pension and profit sharing trusts exempt from tax under Section 501(a) of the Internal Revenue Code of 1986 by reason of qualifying under Section 401(a) of the Code (as such Sections may be renumbered, amended or reenacted) by investment collectively or commingled in a trust fund which has been or may hereafter be established and maintained by the Trustee, the instrument or instruments establishing such trust fund or funds, as amended from time to time, being made part of this Trust Agreement so long as any portion of the Trust Fund shall be invested through the medium thereof.

     Section 5.2.  Administrative Powers of the Trustee.  The Trustee shall be
     ------------  ------------------------------------
authorized and empowered, in its discretion (except to the extent the Plan provides that the Trustee shall follow the direction of the Committee), to exercise any and all of the following rights, powers and privileges with respect to any cash, securities or other properties held by the Trustee in trust hereunder:

     (a) To sell, exchange, transfer, mortgage, pledge, lease or otherwise dispose of or grant options with respect to any Trust assets at public or private sale upon such terms and conditions as the Trustee deems appropriate (except ESOP Stock, which shall be sold, exchanged, transferred, mortgaged, pledged, leased or otherwise disposed of or granted options with respect to, only as directed by the Committee in accordance with the Plan). Such sales may be public or private, for cash or credit, or partly for cash and partly for credit, and may be made without notice or advertisement of any kind.

     (b) As directed by the Committee in accordance with the Plan, to borrow from any lender (including a party in interest as defined in Section 3(14) of ERISA) to finance the acquisition of shares of Stock, giving its note as Trustee with such reasonable interest and security for the loan as may be appropriate or necessary; provided, however, that any such borrowing shall comply with the provisions of the Plan.

     (c) To exercise all voting rights pertaining to any securities (except ESOP Stock, which shall be voted by the Trustee as directed by the Committee in accordance with the Plan and provided that, in accordance with the Plan, each Participant shall be entitled to exercise all voting rights pertaining to all other shares of Stock allocated to his Account) or otherwise consent to or request any action on the part of the issuer of any such securities, and to give general or special proxies or powers of attorney with respect to such securities with or without power of substitution.

     (d) To consent to or participate in amalgamations, reorganizations, recapitalizations, consolidations, mergers, liquidations, or similar transactions with respect to any securities (except ESOP Stock, with respect to which the Trustee may consent to or participate in amalgamations, mergers, liquidations, or similar transactions only as directed by the Committee in accordance with the Plan), and to accept and to hold any other securities issued in connection therewith.

     (e) To exercise any subscription rights or conversion privileges with respect to any securities held in the Trust Fund.

     (f) To collect and receive any and all money and other property of whatsoever kind or nature due or owing or belonging to the Trust Fund and to give full discharge and acquittance thereof and to extend the time of payment of any obligation at any time owing to the Trust Fund, as long as such extension is for a reasonable period, and continues reasonable interest.

     (g) To cause any securities or other property to be registered in, or transferred to, the individual name of the Trustee or in the name of one or more of its nominees, or one or more nominees of any system for the centralized handling of securities, or it may retain them unregistered and in form permitting transferability by delivery, but the books and records to the Trust shall at all times show that all such investments are a part of the Trust Fund.

     (h) To organize under the laws of any State a corporation for the purpose of acquiring and holding title to any property which it is authorized to acquire under this Trust Agreement and to exercise with respect thereto any or all of the powers set forth in this Trust Agreement.

     (i) To manage, operate, repair, improve, develop, preserve, mortgage or lease for any period any real property or any oil, mineral or gas properties, royalties, interest or rights held by it directly or through any corporation, either alone or by joining with others, using other Trust assets for any of such purposes; to modify, extend, renew, waive or otherwise adjust any or all of the provisions of any such mortgage or lease; and to make provision for amortization of the investment in or depreciation of the value of such property.

     (j) To settle, compromise, or submit to arbitration any claims, debts or damages due or owing to or from the Trust; to commence or defend suits or legal proceedings whenever, in its judgment, any interest of the Trust requires it; and to represent the Trust in all suits or legal proceedings in any court of law or equity or before any other body or tribunal, insofar as such suits or proceedings relate to any property forming part of the Trust Fund or to the administration of the Trust Fund.

     (k) To borrow money from others for the purposes of the Trust, but the Trustee shall not be authorized to borrow any money from its banking department or from the Employer or any Affiliate.

     (1) Generally to do all acts, whether or not expressly authorized, which the Trustee deems necessary or desirable, but acting at all times according to the principles of prudence herein expressed in Section 4.3(b) and, to the extent provided in the Plan, in accordance with the direction of the Committee.

     Section 5.3.  Trustee's Authority.  Persons dealing with the Trustee shall
     ------------  -------------------
be under no obligation to see to the proper applications of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction, provided, however, that this provision shall not relieve any plan fiduciary dealing with the Trustee from fulfilling his fiduciary duty as set forth in the Plan and in accordance with ERISA.

                                   ARTICLE VI
                                   ----------
     Powers and Duties of the Trustee in the Disbursement of the Trust Fund
     ----------------------------------------------------------------------

     Except for reasonable administrative expenses, and other reasonable fees and charges incurred in connection with the proper administration of the Trust Fund, as are otherwise provided for herein, the Trustee shall make such distributions in cash or property from the Trust Fund only to such person or persons, including a paying agent or agents designated by the Committee or the Committee as paying agent, at such time or times, and in such amounts as are directed in writing by the Committee. Any cash or property so paid or delivered to any paying agent shall be held in trust until disbursed in accordance with the Plan.

                                  ARTICLE VII
                                  -----------
                Taxes, Expenses and Compensation of the Trustee
                -----------------------------------------------

     All reasonable investment and administrative expenses (including brokerage costs, federal and state transfer taxes, shipping expense and charges of correspondent banks or the Trustee) and any income or other taxes of any kind whatsoever which may be properly levied or assessed under existing or future laws upon, or in respect of the Trust Fund or the Trust hereby created shall be paid by the Trustee out of the Trust Fund, and, until paid, shall constitute a charge upon the said

Trust Fund. The reasonable expenses of any expert or advisor employed by the Committee from time to time in connection with the administration of the Plan may be paid from the Trust Fund pursuant to directions from said Committee. If the Employer pays any expense that constitutes a charge upon the Trust Fund pursuant to this or any other provision of this Trust Agreement, the Trustee may reimburse the Employer for such payment from the Trust Fund.


                                  ARTICLE VIII
                                  ------------
                            Accounts of the Trustee
                            -----------------------

     The Trustee shall keep accurate and detailed accounts with respect to the assets constituting the Trust Fund, including but not limited to, records with respect to contributions to the Trust Fund, disbursements from the Trust Fund, the purchase or sale of assets, the cost and fair market value of assets retained, and the income gain or loss derived periodically from the investments held in the Trust Fund. The Trustee shall file an annual report with the Committee within three months following the close of each Plan Year, and at such other intervals as are requested by the Committee with respect to the transactions effected by the Trustee during such Plan Year or other period.

                                   ARTICLE IX
                                   ----------
                Resignation, Removal or Substitution of Trustee
                -----------------------------------------------

     Section 9.1.  The Trustee may be removed by the Board at any time by giving
     ------------
reasonable notice in writing of such action to the Trustee. The Trustee may resign at any time by giving reasonable notice in writing of such action to the Employer. Within sixty (60) days after such removal or resignation of the Trustee, the Trustee shall file with the Employer a written account, to the date of such removal or resignation, in form similar to, and containing information similar to that required to be set forth in, the annual report provided for heretofore in Article VIII.

     Section 9.2.  Upon removal or resignation of the Trustee, the Board shall
     ------------
designate a successor trustee to act hereunder, which shall have the same powers and duties as those conferred upon the Trustee. Upon such designation, and upon the written acceptance of the successor trustee, the Trustee shall assign, transfer and pay over to such successor trustee the assets then constituting the Trust Fund, provided, however, that the Trustee is authorized to reserve such sum of money (and for that purpose to liquidate such property as may be necessary to produce such sum) as may seem advisable for payment of all proper charges against the Trust Fund including expenses in connection with such resignation or removal, and any balance of such reserve remaining after the payment of such charges shall be paid over to the successor trustee.

     Section 9.3.  In the event of the removal or resignation of the Trustee,
     ------------
the Trustee shall deliver to the successor Trustee all records which shall be required to enable the successor to perform its duties and responsibilities hereunder.


                                   ARTICLE X
                                   ---------
                       For the Protection of the Trustee
                       ---------------------------------

     Section 10.1.  Any action of the Board pursuant to any of the provisions of
     -------------
this Trust Agreement may be evidenced by a resolution of the Board certified over the signature of the Secretary or an Assistant Secretary of the Employer and under its corporate seal, and the Trustee shall be protected to the extent the law permits in acting in accordance with any such resolution so certified. Any action of the Employer pursuant to any of the provisions of this Trust Agreement may be evidenced by a letter or other communication signed by any officer of the Employer.

     Section 10.2.  All requests, directions, orders, requisitions and
     -------------
instructions of the Committee to the Trustee shall be in writing. They shall be signed by any member of the Committee authorized by the majority to sign. The Trustee shall act in accordance with, and shall be protected to the extent the law permits in acting in accordance with and relying upon, such requests, directions, orders, requisitions, instructions and any other communications, unless upon their face such communications constitute prohibited transactions as defined by Section 4975(b) of the Internal Revenue Code of 1986, or if such transactions would not be in the best interest of the Participants and Beneficiaries.

     Section 10.3.  The Employer shall furnish the Trustee from time to time
     -------------
with certified copies of the resolutions of its Board evidencing the appointment and termination of office of any members of the Committee and the appointment of successors thereto. The Trustee shall be entitled to assume that the membership of the Committee is as so stated in any such certified copy of resolutions of the Board delivered to it, and the Trustee shall not be charged with notice of any change in the membership of a Committee until it shall have received a certified copy of a resolution of the Board evidencing such change. If at any time the full number of Committee members provided for in the Plan has not been designated by the Employer, the member or members acting at such time shall be deemed to be the Committee, or if at any time there is no member of the Committee, the Board shall be deemed to be the Committee.

     Section 10.4.  The Trustee may from time to time consult with counsel, and
     -------------
shall be protected to the extent the law permits in acting upon such advice of counsel as respects legal questions. The Trustee may also from time to time employ agents, accountants, actuaries, and consultants acceptable to the Employer and delegate to them such ministerial duties associated with the administration of the Plan or the management of the Trust as it sees fit. In the event that the Trustee does delegate such ministerial duties, it shall periodically review the performance of the person(s) to whom these duties have been delegated. The Trustee may pay out of the Trust Fund any reasonable compensation agreed upon by the Employer for any person(s) employed pursuant to this Section.

     Section 10.5.  The Trustee may make any distribution or payment required to
     -------------
be made by it hereunder by mailing its check for the specified amount, or delivering the specified property, to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Employer or the Committee, or (if so directed by the Committee) by crediting the account of such person or by transferring funds to such person's account by bank wire or transfer.

                                   ARTICLE XI
                                   ----------
                   Duration of the Trust - Right to Terminate
                   ------------------------------------------

     Section 11.1.  This Trust shall continue for such time as may be necessary
     -------------
to accomplish the purpose for which it was created but, subject to Title IV of ERISA, may be terminated at any time by the Employer by action of its Board. Notice of such termination shall be given to the Trustee by an instrument in writing executed by the Employer and acknowledged in the same form as this Trust Agreement, together with a certified copy of the resolution of the Board authorizing such termination. The Employer shall send a copy of such notice to each member of the Committee.

     Section 11.2.  Upon termination of the Trust, provided that the Trustee has
     -------------
not received instructions to the contrary from the Committee, the Trustee shall with reasonable promptness liquidate the Trust. In affecting such liquidation, the Trustee shall pay the reasonable expenses of the Trust, including Trust, actuarial and other expenses involved in the termination, repay any ESOP loan and distribute the balance thereof according to written directions from the Committee.

     Section 11.3.  If the Plan is terminated with respect to a group of
     -------------
persons, the portion of the Trust Fund attributable to such group shall be held and disposed of in accordance with the written instructions of the Committee, which shall be given in conformity with the Plan, ERISA and, if required under ERISA, the certification of an actuary.

     Section 11.4.  The Employer shall not have any beneficial interest in the
     -------------
Trust Fund or any part thereof and no part of the Trust Fund shall revert to or be paid to the Employer, either directly or indirectly, except in accordance with Section 3.2 hereof or in accordance with Section 4.4 of the Plan providing for reduction of the Employer's contribution by forfeitures, and except that such amounts, if any, remaining after the satisfaction of all liabilities under the Plan and which are due to actuarial surplus shall be returned.

     Section 11.5.  From and after the date of the direction to terminate and
     -------------
until the final distribution of the Trust Fund, the Trustee shall continue to have all the powers and duties provided under this Trust Agreement which are necessary or expedient for the orderly liquidation and distribution of the Trust Fund.

                                  ARTICLE XII
                                  -----------
                                 Right to Amend
                                 --------------

     The Employer may at any time, by resolution of its Board, alter, modify, or amend, in whole or in part, any or all of the provisions of this Trust Agreement, provided that no such alteration, modification or amendment may affect the rights, duties or responsibilities of the Trustee without its consent and, provided further, that no such alteration, modification or amendment may permit any part of the corpus or income of the Trust Fund to be used for or diverted to purposes other than for the exclusive benefit of the Participants and Beneficiaries at any time prior to the satisfaction of all liabilities under the Plan with respect to such persons.


                                  ARTICLE XIII
                                  ------------
                                 Miscellaneous
                                 -------------

     Section 13.1.  Any corporation into which the Trustee may be merged, or
     -------------
with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee may be a party, or any corporation succeeding to the business of the Trustee or to which substantially all of the assets of the Trustee may be transferred, shall be the successor of the Trustee hereunder without any further action on the part of the parties hereto, with like effect as if such successor trustee had originally been named trustee herein.

     Section 13.2.  This Trust Agreement and the Trust hereby created shall be
     -------------
deemed to be a qualified trust and shall in all respects be construed and regulated by the laws of the State of North Carolina, except where such laws are superseded by the Internal Revenue Code of 1986 or by ERISA.

     Section 13.3.  The Trustee hereby accepts this Trust and agrees to hold,
     -------------
subject to all the terms and conditions of this Trust Agreement, all the property now or hereafter constituting the Trust Fund.

IN WITNESS WHEREOF, Branch Banking & Trust Company as plan sponsor has caused this Trust Agreement to be executed in its corporate name by its COO, and its corporate seal to be hereunto affixed and to be attested by its Secretary, and Branch Banking & Trust Company in its fiduciary capacity, as Trustee, has caused this Trust Agreement to be executed in its corporate name by one of its Trust Officers, all on the ________ day of April, 1994.

                              BRANCH BANKING & TRUST COMPANY

                              By:
                                 -----------------------------------
                              Chief Operating Officer


Attest

- ----------------------------------
Secretary



                              BRANCH BANKING & TRUST COMPANY, AS TRUSTEE



                              By:
                                 -----------------------------------
                              Senior Vice President



Attest


- ----------------------------------
Trust Officer